UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 26, 2024

Dear Fellow Shareholders:

You are cordially invited to attend the 2024 annual meeting of shareholders of Atlantic Union Bankshares Corporation to be held on Tuesday, May 7, 2024 at 10:00 a.m., Eastern Time. Our meeting will be held in a virtual-only format conducted via a live audio webcast at https://meetnow.global/MVM7SX6. You will be able to participate in the virtual annual meeting online, vote your shares electronically during the meeting, and submit questions prior to and during the meeting. You will not be able to attend the meeting in person.

For more information on how to attend the annual meeting, please see the instructions in the accompanying proxy statement, beginning on page 83.

At the annual meeting, shareholders will be asked to:

1.	elect directors to serve until the 2025 annual meeting of shareholders;
2.	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.	approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution); and
4.	transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

At the annual meeting, we will also report on our condition and performance in 2023, and you will have an opportunity to submit questions.

Your vote is very important. I encourage you to read our 2024 proxy statement, our 2023 annual report to shareholders, and the other proxy materials. Please submit your proxy as soon as possible by internet, telephone, or mail to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the meeting.

We value your continued support and loyalty. Thank you.

Very truly yours,

John C. Asbury President and Chief Executive Officer

Atlantic Union Bankshares Corporation

4300 Cox Road
Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Tuesday, May 7, 2024, at 10:00 a.m., Eastern Time	Live Audio Webcast: https://meetnow.global/MVM7SX6

Matters to be Voted on:

●	Electing directors to serve until the 2025 annual meeting of shareholders;
●	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;
●	A proposal to approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution); and
●	Any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Record Date:

Our common shareholders, as of the close of business on March 13, 2024, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the meeting.

Your Vote is Very Important:

Our annual meeting will be held solely by means of remote communication via a live audio webcast. You will be able to participate in the virtual annual meeting online, vote your shares electronically during the meeting, and submit questions prior to and during the meeting. You will not be able to attend the meeting in person.

Please submit your proxy as soon as possible by internet, telephone, or mail to ensure your representation at the annual meeting, regardless of whether you plan to attend the meeting. Please refer to the discussion beginning on page 80 of the proxy statement for information on how to vote your shares and attend our annual meeting virtually.

By Order of the Board of Directors,

Rachael R. Lape General Counsel/Corporate Secretary March 26, 2024

Important Notice Regarding the Availability of Proxy Materials for
the 2024 Annual Meeting to be Held on May 7, 2024.
Our 2024 proxy statement, 2023 annual report to shareholders and Form 10-K (the “annual report to shareholders”) and proxy card are available online at www.envisionreports.com/AUB.

PROXY STATEMENT

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 2

GENERAL

The Board of Directors (the “Board”) of Atlantic Union Bankshares Corporation is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at our 2024 annual meeting of shareholders, or any adjournments or postponements of the meeting. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Atlantic Union Bankshares Corporation and its subsidiaries. Additionally, references to the “Bank” refer to Atlantic Union Bank.

Proxy Materials

We mailed to most of our shareholders a Notice of Internet Availability of our Proxy Materials (the “Notice of Internet Availability”) with instructions on how to access our proxy materials over the Internet and how to vote. The Notice of Internet Availability or, in some cases, this proxy statement, and the accompanying form of proxy, was first mailed to shareholders on or about March 26, 2024. By furnishing proxy materials over the Internet, we are able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability.

Website

Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    3

PROXY STATEMENT SUMMARY

Voting Your Shares

You may vote at our 2024 annual meeting if you were a common shareholder as of the close of business on March 13, 2024.

Online Before the Meeting www.envisionreports.com/AUB, or at the website indicated on the materials provided by your broker	By Mail Complete, sign, date, and return your proxy card in the envelope provided
By Telephone Call the telephone number located on the top of your proxy card	Online During the Meeting Attend our annual meeting virtually by logging into the virtual meeting website and vote by following the instructions provided on the website

If you are a beneficial (or street name) holder and you would like to vote during the meeting, you must obtain a legal proxy from your bank, broker or other nominee and submit it to our transfer agent in advance of the meeting. See “Voting and Other Information” beginning on page 80 for more information.

Proposals For Your Vote		Board Voting Recommendation	Page
1.	Election of directors	“FOR” each nominee	5
2.	Ratification of the appointment of our independent registered public accounting firm for 2024	“FOR”	18
3.	Approving the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution)	“FOR”	19

Attending our Annual Meeting

To attend, vote, and submit questions during our annual meeting, visit https://meetnow.global/MVM7SX6 and enter the control number found on your Notice of Internet Availability or on your proxy card. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode, but you will not be able to vote your shares or otherwise participate in the meeting. If you hold your shares in street name through a bank, broker, or other nominee, you must register in advance of the meeting to vote and ask questions during the meeting. See “Attending Our Annual Meeting” beginning on page 83 for more information.

The live audio webcast of the meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting 15 minutes before the start time. If you experience technical difficulties, you can use the technical resources available on the virtual meeting website at https://meetnow.global/MVM7SX6 or contact investor.relations@atlanticunionbank.com. If we experience technical issues in convening or hosting the meeting, we will promptly post information on the Investor Relations > Company Info > Annual Reports & Proxy section of our website at www.atlanticunionbank.com, including when the meeting will be reconvened.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 4

1

PROPOSAL 1—ELECTION OF DIRECTORS

Pending Merger with American National Bankshares Inc.

On July 24, 2023, we entered into an Agreement and Plan of Merger with American National Bankshares Inc. (“American National”), which we refer to as the “merger agreement.” Under the merger agreement, American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving entity, which we refer to as the “merger.”

Under the merger agreement, at the effective time of the merger, we must increase the size of our Board by two, and two current members of the board of directors of American National—Nancy Howell Agee and Joel R. Shepherd—will each be appointed to our Board and the board of directors of the Bank. Under the merger agreement, following the closing of the merger, we have agreed to nominate Ms. Agee and Mr. Shepherd for re-election to our Board at least until our 2027 annual meeting of shareholders, subject to compliance by the Board with its fiduciary obligations and applicable law, including compliance with our organizational documents and corporate governance guidelines.

The Board has nominated Ms. Agee and Mr. Shepherd for election at our 2024 annual meeting, contingent on the closing of the merger before our 2024 annual meeting. As of the date of this proxy statement, we have received all regulatory and shareholder approvals needed to close the merger, and we expect the merger to close on April 1, 2024, subject to the satisfaction of customary closing conditions. However, if the merger is not completed before our 2024 annual meeting, Ms. Agee and Mr. Shepherd will not stand for election to the Board at our 2024 annual meeting and any votes cast for either Ms. Agee or Mr. Shepherd will not be counted.

Board Size

Our bylaws provide that the number of directors on the Board will be fixed from time to time by the Board. As of the date of this proxy statement, the size of our Board is fixed at 14 directors.

As described above, if the merger is completed before our 2024 annual meeting, our Board will increase its size by two to 16 directors, and Ms. Agee and Mr. Shepherd will be appointed to fill these newly created seats.

In addition, in February 2024, two of our directors, Thomas P. Rohman and Thomas G. Snead, Jr., each informed the Board that he will retire at our 2024 annual meeting. Accordingly, the Board has determined to decrease the size of the Board by two, effective upon their retirement at our 2024 annual meeting, such that no vacancies will result from Mr. Rohman’s or Mr. Snead’s retirement.

If the merger is completed before our 2024 annual meeting, and after giving effect to the above-referenced retirements, the size of the Board following the 2024 annual meeting will be fixed at 14 directors. However, if the merger is not completed before our 2024 annual meeting, and after giving effect to the above-referenced retirements, the size of the Board following the 2024 annual meeting will be fixed at 12 directors.

Nominees for Election as Directors

Our directors are elected annually to a one-year term to expire at the next annual meeting of shareholders or until his or her successor is duly elected and qualified. If the merger is completed before the 2024 annual meeting, shareholders will vote on the 14 nominees listed below. If the merger is not completed before the 2024 annual meeting, Ms. Agee and Mr. Shepherd will not stand for election at the 2024 annual meeting and any votes cast for either Ms. Agee or Mr. Shepherd will not be counted. All of our nominees, except for Ms. Agee and Mr. Shepherd, are current directors standing for re-election. If the merger closes before the 2024 annual meeting, Ms. Agee and Mr. Shepherd will be appointed to the Board as of the effective time of the merger.

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Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age	Principal Occupation	Director Since*	Independent Director	Committee Membership (C = Chair)
Nancy Howell Agee	71	President and Chief Executive Officer of Carilion Clinic	2024+	Yes	—
John C. Asbury	58	President of the Company; Chief Executive Officer of the Company and Bank	2016	No	Executive
Patrick E. Corbin	69	Managing Shareholder of Corbin & Company, P.C.	2018	Yes	Audit (C), Executive, Trust
Rilla S. Delorier	57	Former Executive Vice President and Chief Strategy and Digital Transformation Officer at Umpqua Bank	2022	Yes	Compensation, Risk
Frank Russell Ellett	57	President of Excel Truck Group	2019	Yes	Audit, Compensation, Risk
Paul Engola	52	Deputy Group President of the Dynetics Group of Leidos Holdings, Inc. (“Leidos”) and Executive Vice President, National Security Space, for Leidos	2023	Yes	Risk
Donald R. Kimble	64	Former Chief Financial Officer, Vice Chair and Chief Administrative Officer of KeyCorp and President of KeyBank NA	2023	Yes	Audit
Patrick J. McCann	67	Former Chief Financial Officer of University of Virginia Foundation	2004	Yes	Audit, Executive, Nominating and Corporate Governance
Michelle A. O’Hara	48	Executive Vice President and Chief Human Resources Officer of Science Applications International Corporation, Inc.	2023	Yes	Compensation
Linda V. Schreiner	64	Former Senior Vice President of Markel Corporation	2012	Yes	Compensation (C), Nominating and Corporate Governance, Trust
Joel R. Shepherd	60	President, Virginia Home Furnishings, Inc. and 220 Self Storage, Inc.	2024+	Yes	—
Ronald L. Tillett	68	Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc.	2003	Yes	Executive (C)
Keith L. Wampler	66	Partner at PBMares, LLP	2014	Yes	Risk (C), Trust
F. Blair Wimbush	68	Former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation	2018	Yes	Compensation, Executive, Trust (C)

* Excludes director service with companies merged with the Company.

+ Assumes the merger is completed before our 2024 annual meeting.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 6

Identifying and Evaluating Director Candidates

Our Board regularly reviews and evaluates its size and composition. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board succession planning and committee membership. Our Nominating and Corporate Governance Committee uses a variety of methods for identifying potential director candidates, including third-party search firms, and will also consider candidates proposed by directors, management and by our shareholders.

When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee evaluates the collective contribution of qualifications, skills, and experience of Board nominees. The goal of that evaluation is to ensure that the Board, as a whole, possesses the necessary qualifications, skills, and experience relevant to the Company for effective oversight.

The Nominating and Corporate Governance Committee seeks directors who:

●	demonstrate integrity, accountability, informed judgment, financial literacy, and vision;
●	encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance, which would be of assistance to management in operating our business;
●	can devote the necessary time to discharge their duties; and
●	are prepared to represent the interests of all of our shareholders and not just one particular constituency.

The Nominating and Corporate Governance Committee and the Board also believe it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee and the Board, believe that diversity contributes to the overall effectiveness of the Board. The Nominating and Corporate Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, ethnicity, sexual orientation, education, age, work experience, professional skills, geographic location and other qualities or attributes that contribute to Board heterogeneity.

As part of its regular succession planning process, the Nominating and Corporate Governance Committee annually engages in a review and analysis of Board composition, including identification of priority characteristics related to diversity, experience, and expertise of future director candidates. In 2023, the Nominating and Corporate Governance Committee retained a third-party search firm to assist it in identifying potential Board candidates who meet our qualification and experience requirements and, for the candidates identified by the search firm, to compile and evaluate information regarding each candidate’s qualifications, experience, and education. In its work with the third-party search firm, and consistent with our objectives to enhance diversity, the Nominating and Corporate Governance Committee requested that the firm prioritize the inclusion of gender and racially/ethnically diverse candidates who also possessed specified skills and expertise relevant to the evolving needs of our business and industry. Through this engagement, our third-party search firm identified Mr. Engola, Mr. Kimble and Ms. O’Hara as nominees, each of whom were appointed to our Board on December 6, 2023.

As discussed above, under the merger agreement, at the effective time of the merger, we will increase the size of the Board by two and appoint two current members of the board of directors of American National—Ms. Agee and Mr. Shepherd—to our Board and the board of directors of the Bank.

With respect to incumbent directors considered for re-election, in addition to the foregoing factors, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. See “Board and Committee Evaluations” beginning on page 30 for additional information on the Board’s self-evaluation process.

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    7

Key Statistics About Our Director Nominees

The below statistics assume the merger is completed before our 2024 annual meeting.

Tenure | Years of Service	Diversity*		Average Age
0-4+	~ 30% Gender Diverse	~ 20% Racially Ethnically Diverse	~ 62 Years
5-9+
10-14+
>15

Average Tenure: 6.2 years	~ 93% Independent

* Four of our 14 director nominees are women, and three of our 14 director nominees are racially/ethnically diverse. If the merger is not completed before the 2024 annual meeting, three of our 12 director nominees are women, and three of our 12 director nominees are racially/ethnically diverse.

Skills Matrix and Description of Director Nominees’ Knowledge, Skills and Experience

The matrix below provides information regarding our director nominees’ knowledge, skills and experience that we believe are most relevant in light of our business, long-term strategies and risks. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous other competencies not identified below. Additional information on why we view such knowledge, skills and experience as important is discussed following the matrix. The fact that a nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 8

Knowledge, Skills and Experience	Agee*	Asbury	Corbin	Delorier	Ellett	Engola	Kimble	McCann	O’Hara	Schreiner	Shepherd*	Tillett	Wampler	Wimbush

Executive Leadership	●	●		●	●	●	●	●	●	●	●	●	●	●
Finance and Accounting	●	●	●		●		●	●			●	●	●
Banking/Financial Services	●	●	●	●			●	●			●	●
Technology/Cybersecurity				●		●			●
Strategic Planning	●	●		●	●	●	●	●	●	●	●	●		●
Human Capital/Compensation					●	●			●	●	●	●		●
Risk Management		●	●		●		●	●	●	●	●		●	●
Legal and Regulatory		●									●		●	●
Retail Distribution/Marketing		●		●	●						●
Mergers and Acquisitions		●	●		●	●	●	●	●	●	●	●	●	●

Executive Leadership	Human Capital/Compensation

We value directors with experience serving as senior executives running public companies, private companies or other organizations, as this enhances the Board’s perspective of our operations and challenges.

Our success depends in part on our ability to attract, retain, develop and motivate our human capital, including our senior leadership. We value directors with experience in compensation, incentive planning and talent management.

Finance and Accounting	Risk Management

We use numerous financial metrics to measure our performance and we are subject to complex accounting and financial reporting requirements. We value directors with experience in finance and accounting, which helps them more effectively oversee and assess our operating and strategic performance and financial reporting.

Our Board plays a critical role in the oversight of risk. We value directors with experience in overseeing or managing risks and who understand the most significant risks that we face.

Banking/Financial Services	Legal and Regulatory
We value directors who have experience in our industry, which provides the Board with valuable insight into our challenges and opportunities.	We operate in a heavily regulated industry and we value directors with knowledge of the laws and regulations applicable to the banking industry and corporations generally.

Technology/Cybersecurity	Retail Distribution/Marketing

We rely on information technology systems to conduct our business. We value directors with experience in technology strategies and innovation and/or mitigating and managing cybersecurity risk, which helps enhance our oversight of technology and cybersecurity risks.

We provide products and services through our retail branch network and our technology offerings. We value directors with experience in building customer relationships, branding, and the use of digital marketing.

Strategic Planning	Mergers and Acquisitions
We value directors with experience in defining and driving strategic direction and growth, which helps the Board critically evaluate our strategic plans.	We regularly evaluate strategic opportunities and we value directors with experience with mergers and acquisitions.

* As discussed above, Ms. Agee’s and Mr. Shepherd’s nominations are contingent on the completion of the merger before our 2024 annual meeting.

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Biographical Information of Our Director Nominees

Set forth below are each nominee’s name, age as of the date of this proxy statement, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each nominee for election as a director.

Nancy Howell Agee

Age 71 | Roanoke, Virginia | Other Public Company Boards: American National Bankshares Inc., RGC Resources, Inc. and Healthcare Realty Trust Incorporated

Ms. Agee is the President and Chief Executive Officer of Carilion Clinic, a health care organization, a position she has held since 2011. Ms. Agee has served as a director of American National since 2019. Ms. Agee has been nominated as a director of the Company contingent on the closing of our merger with American National before our 2024 annual meeting, and she will become a director of the Company at the effective time of the merger. Ms. Agee serves as a director on two other public company boards—RGC Resources, Inc., where she has served since 2005, and Healthcare Realty Trust Incorporated, where she has served since 2016. She chairs the statewide economic development entity, Go VA, and serves on the Governor’s advisory committee for revenue estimates, GACRE.  She also chairs the Virginia Foundation for Independent Colleges and serves as Vice Chair of the Virginia Business Higher Education Council. She is also the former Chair of the American Hospital Association. Ms. Agee received a B.S. in Nursing from the University of Virginia and a Master of Science in Nursing from Emory University.

Ms. Agee’s extensive leadership experience as President and Chief Executive Officer of a large healthcare organization and her many years of service in the Roanoke market area allow her to contribute substantially to our Board.

John C. Asbury

Age 58 | Director Since 2016 | Richmond, Virginia

Mr. Asbury has been Chief Executive Officer of the Company since January 2017, and President of the Company since October 2016. He also serves as Chief Executive Officer of the Bank, a position he has held since October 2016, and he previously served as President of the Bank from October 2016 until September 2017 and May 2018 until September 2018. Before joining us, he served as President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016. Before that, he served as Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division Executive. Mr. Asbury also served as a Senior Vice President at Bank of America in a variety of roles. Mr. Asbury received his B.S. degree in Business from Virginia Polytechnic Institute and State University (“Virginia Tech”) and his M.B.A. from The College of William & Mary.

Mr. Asbury’s extensive executive-level experience in the banking industry and his knowledge of our business allow him to contribute substantially to our Board.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 10

Patrick E. Corbin

Age 69 | Director Since 2018 | Chesapeake, Virginia

Mr. Corbin is a Managing Shareholder of Corbin & Company, P.C., an accounting firm, a position he has held since 1983, and he has been a certified public accountant since 1979. He is a member of a number of professional organizations, including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Chapter of the Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance, and was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002 to 2012. He served as Chairman of the Board of Directors of Xenith Bankshares, Inc. (“Xenith”) and was a director of Xenith from 2009 until we acquired Xenith in 2018. Mr. Corbin received his B.S. degree in Accounting from Virginia Tech.

Mr. Corbin’s extensive financial and risk management experience, as well as his background as a board member of publicly held financial institutions and as Chairman of Xenith, allow him to contribute substantially to our Board.

Rilla S. Delorier

Age 57 | Director Since 2022 | Portland, Oregon | Other Public Company Boards: Coastal Financial Corporation and Wisdom Tree Investments, Inc.

Ms. Delorier is the former Executive Vice President (“EVP”) and Chief Strategy and Digital Transformation Officer at Umpqua Bank, a position she held from 2017 until 2020. Before that, she held various roles at SunTrust Bank from 2006 until 2016, including EVP, Retail Bank, Chief Marketing Officer, and Wealth Management Marketing Director. She served as Chief Marketing Officer at PNC Advisors and as EVP of Customer Strategy at PNC Bank from 1999 to 2006. She has served on the boards of Central City Concern since 2018 and NYMBUS since November 2020. She also serves on the board of Coastal Financial Corporation, a publicly held company, a position she has held since November 2020, where she serves on the audit and compensation committees. She was appointed to the board of Wisdom Tree Investments, Inc., a publicly traded company, in 2023, where she serves on the audit committee. Ms. Delorier received her B.S. in Marketing and Management from the University of Virginia and her M.B.A. from Harvard Business School.

Ms. Delorier’s experience in the banking industry, particularly with product development, operations, cyber-security practices, strategic partnerships, and analytics, allows her to contribute substantially to our Board.

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    11

Frank Russell Ellett

Age 57 | Director Since 2019 | Roanoke, Virginia

Mr. Ellett is the President of Excel Truck Group, a dealer and distributor for Freightliner and Mack trucks and Wabash National trailers with offices in Virginia, North Carolina and South Carolina. Mr. Ellett has held various leadership roles at Excel Truck Group since 1997 and has been President of Excel and its predecessor companies since 2003. Before that he served in a variety of roles at Norfolk Southern Corporation from 1993 to 1997. He was a Supply Corps officer in the United States Navy from 1989 to 1991. He serves as Vice Chairman of the Virginia Western Community College Foundation Board and as a board member of the Virginia Foundation For Independent Colleges, the North Carolina Auto Dealers Association, and the Virginia Trucking Association. He is the past Chairman of the Business Council of the Roanoke/Blacksburg Region, a past board member of the South Carolina Trucking Association, and a past board member and former Board Chairman of North Cross School. Mr. Ellett received his B.A. in English from the University of Virginia and his M.B.A. from the Darden School of Business at the University of Virginia.

Mr. Ellett’s executive-level experience running a multi-state business and his strong connections to Virginia allow him to contribute substantially to our Board.

Paul Engola

Age 52 | Director Since 2023 | Reston, Virginia

Mr. Engola is Deputy Group President of the Dynetics Group of Leidos Holdings, Inc. (“Leidos”), a company engaged in the provision of scientific, engineering and information technology services and solutions in the areas of defense, intelligence, civil and health markets. Mr. Engola has held such position since 2022, and has served as Executive Vice President, National Security Space, for Leidos since 2021. Before that, he was Chief Human Resources Officer and Head of Business Partnerships from 2018 until 2021 and Senior Vice President and Deputy Group President for Leidos’ Defense and Intelligence Group from 2017 until 2018. He served as Vice President, Transportation and Financial Solutions with Lockheed Martin Information Systems and Global Solutions before it merged with Leidos. Mr. Engola has a Master of Business Administration from Stanford University, a Master of Science from Georgia Institute of Technology and a Bachelor of Science from Massachusetts Institute of Technology.

Mr. Engola’s extensive business experience, including his expertise in executive leadership, technology, strategic planning, human capital management, and mergers and acquisitions, allows him to contribute substantially to our Board.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 12

Donald R. Kimble

Age 64 | Director Since 2023 | Cleveland Heights, Ohio

Mr. Kimble is the former Chief Financial Officer of KeyCorp, the parent company to KeyBank NA, a position he held from June 2013 until his retirement in May 2023. During that time, he also served in other executive-level positions at KeyCorp, including as Vice Chairman from 2017 until his retirement and as Chief Administrative Officer from 2020 until his retirement. Mr. Kimble also served as Chairman and President of KeyBank NA from 2020 until his retirement. Before that, he was Executive Vice President and Chief Financial Officer of Huntington Bancshares, Inc. and Executive Vice President and Controller for AmSouth Bancshares. Mr. Kimble has a Bachelor of Science in Business Administration from Ohio State University.

Mr. Kimble’s extensive executive-level experience in the financial services industry, including his service as a Chief Financial Officer of large public bank holding companies allows him to contribute substantially to our Board.

Patrick J. McCann, Vice Chair of the Board

Age 67 | Director Since 2004 | Greensboro, Georgia

Mr. McCann is the former Chief Financial Officer of University of Virginia Foundation, a position he held from 2009 to 2020. Before that, he served as a Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000. He held positions with Barnett Banks, Inc., including as Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996. Mr. McCann received his B.S. degree in accounting from Florida State University.

Mr. McCann’s extensive experience in financial management and accounting both within and outside of the banking industry allow him to contribute substantially to our Board.

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    13

Michelle A. O’Hara

Age 48 | Director Since 2023 | Reston, Virginia

Ms. O’Hara is Executive Vice President and Chief Human Resources Officer for Science Applications International Corporation, Inc. (“SAIC”), a technology integrator and leader in digital transformation for federal government customers, a position she has held since 2019. Ms. O’Hara leads SAIC’s human capital capabilities, including organizational design, culture transformation, talent management, upskilling and diversity, equity, and inclusion. In addition, she leads SAIC’s marketing, communications and ESG functions. Before that, she held various executive-level positions at SAIC including Senior Vice President, Human Resources from 2018 until 2019 and Senior Vice President, Total Rewards from 2016 until 2018. Before SAIC, she served in senior leadership roles at global professional services and technology companies including BearingPoint, Perot Systems Corporation and Booz Allen Hamilton. Ms. O’Hara currently serves on the board of directors for the HR Policy Association, the leading public policy organization of large company Chief Human Resources Officers. Ms. O’Hara received her B.S. from the College of William and Mary.

Ms. O’Hara’s extensive executive-level experience in human resources, human capital management, marketing, communications and ESG at a large public company allows her to contribute substantially to our Board.

Linda V. Schreiner

Age 64 | Director Since 2012 | Richmond, Virginia

Ms. Schreiner is a former Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and venture businesses, a position she held from 2016 until 2022. Before that, she served as Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016. She was a Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1998 to 2000, and served as Vice President of Signet Banking Corporation from 1988 to 1998. She served as a member of the Darden School of Business Corporate Advisory Board at the University of Virginia from 2014 to 2017 and as Chair of the Board of Directors of Virginia War Memorial Foundation from 2020 to 2022, and she has served as a member of their board since 2009. She was the past President of ChildSavers’ board of directors from 2014 to 2016 and a member of that board since 2008 and a member of ChildSavers’ Endowment Board since 2016. She has served as a member of The Richmond Forum board of directors since 2019. She served as a member of the Executive Committee of Venture Richmond from 2006 to 2014, as Vice Chairman of the board of directors for the Virginia Commonwealth University (“VCU”) Rice Center until 2012, and as a member of that board from 2008 to 2012. Ms. Schreiner received her B.A. degree from the University of Georgia and M. Ed. from the University of Vermont.

Ms. Schreiner’s extensive human resources, corporate strategy, communications and leadership experience at large public companies allows her to contribute substantially to our Board.

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Joel R. Shepherd

Age 60 | Roanoke, Virginia | Other Public Company Board: American National Bankshares Inc.

Mr. Shepherd is President of Virginia Home Furnishings, Inc., a furniture retailer, a position he has held since 1997. He also serves as President of 220 Self Storage, Inc., a self-storage provider, a position he has held since 1996. Mr. Shepherd has served as a director of American National since 2015. Mr. Shepherd has been nominated as a director of the Company contingent on the closing of our merger with American National before our 2024 annual meeting, and he will become a director of the Company at the effective time of the merger. He is the former Chairman of Franklin Community Bank, N.A. and MainStreet BankShares, Inc. (acquired by American National in 2015). He was Vice President and Portfolio Manager in the Funds Management Division of Dominion Bankshares, Inc. (acquired by First Union Corporation, now part of Wells Fargo & Company) from 1986 to 1993.

Mr. Shepherd brings substantial entrepreneurial, construction, finance and management skills gained through his various enterprises, as well as banking and investment experience, which allows him to contribute substantially to our Board.

Ronald L. Tillett, Chair of the Board

Age 68 | Director Since 2003 | Midlothian, Virginia

Mr. Tillett is a Managing Director and Head of Mid-Atlantic Public Finance at Raymond James & Associates, Inc., a position he has held since 2001. Before that, he served as the Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001, and as State Treasurer of the Commonwealth of Virginia from 1991 to 1996. He is a member of the Christopher Newport University (“CNU”) Board of Visitors, Chairman of CNU Foundation Investment Committee, a member of the Board of Trustees of the Wason Center for Civic Leadership, and a member of the Commonwealth Debt Capacity Advisory Committee since 2010. He is also a member of the Board of Trustees of the National Institute of Public Finance, Pepperdine University since 2014. He holds FINRA Series 7, 50, 52, 53, 54, 63, 79, and 99 securities licenses and has passed the SEC Securities Industry Examination. Mr. Tillett received his B.S. degree from VCU.

Mr. Tillett’s extensive experience in corporate governance, public finance and debt issuance management, and the investment practices and policies of public entities, as well as his experience as former State Treasurer and Secretary of Finance of the Commonwealth of Virginia, where he had direct responsibility for the financial functions of the Virginia state government, allow him to contribute substantially to our Board.

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Keith L. Wampler

Age 66 | Director Since 2014 | Fredericksburg, Virginia

Mr. Wampler is a Partner at PBMares, LLP, a regional certified public accounting and consulting firm with twelve offices in Virginia, Maryland and North Carolina, a position he has held since 1990, and he also served as Chairman of the firm’s board of directors from 2013 until 2022. Before that, he served as a managing partner of PBMares’ predecessor firm from 2001 to 2012. He is an advisory member of the board of directors of Hilldrup, a private company, a founding board member of the Community Foundation of the Rappahannock River Region, a board member of the Fredericksburg Regional Food Bank, and former member of the board of directors of StellarOne Bank. Mr. Wampler received his B.S. degree from Bridgewater College.

Mr. Wampler’s extensive experience in consulting and tax services and involvement with sales, mergers and acquisitions of numerous companies allow him to contribute substantially to our Board.

F. Blair Wimbush

Age 68 | Director Since 2018 | Virginia Beach, Virginia

Mr. Wimbush is the former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation (“Norfolk Southern”), a transportation company, a position he held from November 2007 to May 2015. Before that, he served in other positions with Norfolk Southern, including as Vice President—Real Estate from 2004 to 2007 and as Senior General Counsel, General Counsel—Operations and in other legal positions from 1980 to 2004. He is a member of the boards of Lifenet Health, Inc. and the Virginia Environmental Endowment. He is a trustee emeritus at the University of Virginia Law School Foundation, where he formerly served as the Chairman. He is also the former Commissioner and Vice Chairman of the Virginia Port Authority.

Mr. Wimbush received a B.A. in political science from the University of Rochester, and a J.D. from the University of Virginia School of Law. He attended the Norfolk Southern Management Development program, Duke University Fuqua School of Business and completed the Advanced Management Program at the Harvard Business School.

Mr. Wimbush’s extensive experience in a highly regulated industry with a focus on development and implementation of sustainability principles and strategy, management of regulatory and risk mitigation matters, and policy development, as well as his background practicing law in areas of real estate development, antitrust, environmental and safety allow him to contribute substantially to our Board.

Our Board recommends you vote “FOR” each of the 14 nominees listed above for election as a director.

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Retirement Policy

Our bylaws provide that no director may serve on the Board after the annual meeting following his or her 72nd birthday, other than those directors the Board has determined to be exempt from the mandatory retirement provision. There are currently no directors who are exempt from the mandatory retirement provision. The Board believes a mandatory retirement age of 72 allows valuable, experienced directors with deep knowledge of our operations and a thorough understanding of our history, policies and objectives to serve without unnecessary early retirement.

Retiring and Resigning Directors

On February 20, 2024, Thomas P. Rohman notified the Board that he will retire from the Boards of Directors of the Company and the Bank effective at the conclusion of our 2024 annual meeting. Mr. Rohman has served as a director of the Company and the Bank since 2013. We are grateful for Mr. Rohman’s strategic insight and contributions during his many years of service on the Board.

On February 12, 2024, Thomas G. Snead, Jr. notified the Board that he will retire from the Boards of Directors of the Company and the Bank effective at the conclusion of our 2024 annual meeting. Mr. Snead has served as a director of the Company and the Bank since 2018. We are grateful for Mr. Snead’s strategic insight and contributions during his many years of service on the Board.

On July 11, 2023, Heather M. Cox notified the Company of her resignation from the Boards of Directors of the Company and the Bank, effective July 13, 2023, due to the time commitment and professional responsibilities associated with her new position as President of Sapphire Digital, a division of Zelis, a healthcare payments company. Ms. Cox had served as a director of the Company and the Bank since 2022. We are grateful for Ms. Cox’s strategic insight and contributions during her service on the Board.

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PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. The Audit Committee also considers whether there should be periodic rotation of the independent registered public accounting firm.

After assessing the performance and independence of Ernst & Young LLP (“EY”), our current independent registered public accounting firm, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain EY. The Audit Committee has appointed EY as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. The Audit Committee seeks shareholder ratification of this appointment. EY has served as our independent registered public accounting firm since 2015. Although ratification of our independent registered public accounting firm is not required by our articles of incorporation, bylaws or otherwise, we are seeking such ratification as a matter of good corporate practice.

A representative from EY is expected to attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If our shareholders do not ratify the appointment of EY at the annual meeting, we currently contemplate that EY’s appointment for 2024 will continue unless the Audit Committee finds other compelling reasons for making a change. However, the Audit Committee will take this vote into consideration for the selection of our independent registered public accounting firm for 2025.

Our Board recommends you vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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PROPOSAL 3—APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION (AN ADVISORY, NON-BINDING SAY ON PAY RESOLUTION)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires a separate and advisory (non-binding) shareholder vote to approve the compensation of our named executive officers disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At our 2023 annual meeting of shareholders, our shareholders voted to conduct a Say on Pay vote every year, as recommended by our Board. Accordingly, each year, we provide our shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.

We believe our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Because your vote is advisory, it will not be binding on our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The next Say on Pay vote is expected to take place at our 2025 annual meeting of shareholders.

Our shareholders are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Atlantic Union Bankshares Corporation approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Our Board recommends you vote “FOR” the approval of the Say on Pay resolution set forth above.

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OUR CULTURE

Purpose and Core Values

Our culture is defined by our purpose to enrich the lives of the people and the communities we serve. Our core values guide our actions to further this purpose and shape how we come together to meet our various stakeholder needs and expectations. Our core values serve as the foundation for how we behave and operate as an organization and will influence our future success.

Our core values include being:

Caring. Working together toward common goals, acting with kindness, respect and a genuine concern for others

Courageous. Speaking openly, honestly and accepting our challenges and mistakes as opportunities to learn and grow

Committed. Driven to help our clients, teammates and Company succeed, doing what is right and accountable for our actions

Additionally, our commitment to diversity, equity and inclusion plays a fundamental role in defining our culture. We embrace diversity of thought and identity to better serve our stakeholders and achieve our purpose. We are committed to cultivating an inclusive and welcoming workplace where teammate and customer perspectives are valued and respected.

Environmental, Social and Governance (“ESG”) Practices

Our Board actively oversees current and emerging environmental, corporate social responsibility, and governance matters that are relevant to our business, operations, or that are otherwise pertinent to us and our shareholders, teammates, customers, and parties with whom we do business. This begins with our management-level ESG Steering Committee, comprised of senior leaders from our major business functions, including our CEO, CFO, General Counsel, Chief Human Resources Officer, Chief Risk Officer, and CRA Officer, who are actively engaged in managing our ESG approach and governance. This committee met four times in 2023, and regularly reports on our ESG activities and emerging ESG opportunities and risks to the Board.

Corporate Social Responsibility Report

In 2024, we published our Corporate Social Responsibility Report setting forth our ESG accomplishments for 2023. A copy of this report is available on the Investor Relations > ESG section of our website at www.atlanticunionbank.com, which report is not be deemed to be a part of, or incorporated by reference into, this proxy statement.

Some of our key ESG accomplishments and practices in 2023 are noted below.

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Teammate Benefits and Work Environment

We use the term “teammates” to describe our employees because we view the Company as one team, where everyone is valued for their contributions. We view our teammates’ experience holistically, and we strive to reward high performance and achievement, provide opportunity for professional growth, create a positive and engaging work environment, and focus on each teammate’s wellbeing.

In addition to offering competitive health plans, generous paid time off and robust retirement plans, we:

•	conduct annual anonymous teammate surveys to evaluate our culture and assess teammate engagement, innovation, trust and commitment, along with additional surveys to get feedback on timely or important workforce issues;
•	established a teammate advisory group with teammates across different levels and business/functional areas to provide feedback on our culture, programs, benefits, policies, and other issues;
•	provide teammates with professional development and skills training on a wide range of topics through our learning management system and/or learning experience platform, which includes e-learning, job aids, videos, instructor-led, and on-the-job practice supported by trained mentors;
•	offer a 401(k) Plan that includes both a Company match and Company contributions to an Employee Stock Ownership Plan that allows eligible teammates to acquire shares of our common stock; and
•	encourage our teammates’ professional development and reimburse eligible tuition expenses up to an annual limit.

Diversity, Equity, Inclusion, and Belonging

We are committed to hiring diverse talent, fostering an inclusive environment, promoting people on their merits, and treating everyone with respect and dignity. We believe that a diverse workforce is important to our success. As of December 31, 2023, approximately 65% of our teammates were women and approximately 22% of our teammates self-identified as minorities. To support diversity, equity, inclusion, and belonging efforts, we:

•	maintain equal employment opportunity, anti-discrimination and anti-harassment policies that prohibit discrimination based on protected classifications and require that all teammates treat each other with respect;
•	maintain an online portal that allows teammates to raise workplace concerns and complaints anonymously and related policies and procedures that seek to ensure appropriate, retaliation-free handling of workplace concerns and complaints;
•	have a Diversity, Equity, Inclusion, and Belonging Council co-chaired by the Bank’s Chief Executive Officer and the Bank’s Chief Human Resources Officer, which includes a cross-functional group of teammates from diverse backgrounds, that manages our efforts to create a more diverse, equitable, and inclusive workplace;
•	require teammates to participate in e-learning courses created by external experts in workplace diversity, inclusion, and sensitivity, to educate teammates on issues such as cultural sensitivity and unconscious bias;
•	run a Summer Diversity Internship Program and partner with historically black colleges and universities within our footprint to seek to introduce more diversity to banking;
•	provide financial support to organizations within our communities that promote diversity, equity and inclusion;

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•	seek to identify and develop partnerships with business enterprises that are majority owned, operated and controlled by minorities, women, LGBTQ+ individuals, veterans, service-disabled veterans, and people with disabilities, as well as small and disadvantaged business enterprises; and
•	have Employee Resource Groups that all teammates and allies are welcome to join, including the Women’s Inclusion Network; Allies of Individuals Differently Abled; AUB Gets Vets; AUB Out & Proud; Caring for Caregivers; and Black Teammates United in Leadership and Development, all of which offer professional development opportunities such as mentoring, skill building and partnering to acquire talent and meet business goals.

Governance

We believe that sound and effective corporate governance is the foundation on which to build our corporate culture and communicate our commitment to our core values. Our strong corporate governance policies and practices support our efforts to continue to enhance the value we create for our teammates, shareholders, customers and communities. By way of example, we have implemented a number of corporate governance actions to reflect best governance practices, including those listed below and as further detailed in this proxy statement:

•	Our directors represent a well-rounded variety of skills, knowledge, experience, and perspectives.
•	We separate the roles of Chief Executive Officer and Chair.
•	We have a majority vote standard for uncontested director elections, as well as a Director Resignation Policy that requires any incumbent director nominee who fails to receive a majority of the votes cast to submit an offer of resignation to the Chair, and the Board, after reviewing the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept, reject, or take other action with respect to the resignation.
•	At least four times per year, our independent directors hold an executive session without management present.
•	Our Board has a robust annual self-evaluation process, overseen by our Nominating and Corporate Governance Committee, in which our directors evaluate how the Board and its committees are functioning. The Board also evaluates the individual performance of directors periodically with the assistance of a third-party consultant.
•	Our directors are elected annually to serve a one-year term.
•	Each share of our common stock has equal voting rights with one vote per share.
•	We require that our executive officers and directors own a meaningful amount of our common stock pursuant to our Executive Stock Ownership Policy and Non-Employee Director Stock Ownership Policy.
•	We prohibit our executive officers and directors from hedging and pledging our stock.

Business Conduct

We believe that one of our most valuable assets is our established reputation for integrity, and we are committed to a culture of compliance that promotes the highest ethical standards. Therefore, we:

•	have established a Code of Business Conduct and Ethics (“Code of Ethics”), which applies to all teammates and directors intended to, among other things, promote honest and ethical conduct, promote compliance with

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laws, protect our assets, promote fair dealing, deter wrongdoing and ensure accountability for adherence to the code;
•	require all teammates and directors to annually certify that they have read, understand and will abide by the Code of Ethics;
•	maintain an online portal through which teammates can anonymously report violations of the Code of Ethics and raise workplace concerns of any kind;
•	maintain a Conflicts of Interest Policy that requires directors and executive officers to disclose actual or potential conflicts of interest to the Audit Committee for review;
•	maintain a Whistleblower Policy and an online portal through which teammates can anonymously communicate concerns regarding accounting, auditing, workplace, or other matters;
•	require all teammates to complete and pass annual compliance training on key policies and procedures including, without limitation, our Code of Ethics, our Policy Statement on Insider Trading, our Whistleblower Policy, our Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) Program Policy and the Bank Bribery Act;
•	maintain a supplier Code of Conduct, which sets forth our expectations for honesty, integrity and professionalism in our relationship with suppliers;
•	have established an ESG Risk Program as a component of enterprise risk management review that is designed to assist us in aligning with evolving regulatory expectations while driving strategic identification of key ESG risk exposures and opportunities across multiple business functions;
•	have established an Office of the President, which oversees the enterprise complaint management function and monitors and responds to customer complaints, elevating such complaints as appropriate, in order to convert customer feedback into actionable improvements in how we run our business; and
•	review our products and services to seek to ensure that they continue to address customer need, are competitive, and are being delivered as disclosed and intended.

Privacy and Cybersecurity

We strive to protect the privacy and security of the sensitive information our customers entrust to our care by, among other things:

•	maintaining privacy policies, management oversight, accountability structures, and technology design processes to help protect private and personal data;
•	maintaining oversight of our information security program by senior management, our board-level Risk Committee, and our Board;
•	conducting annual mandatory teammate training on information security, and providing ongoing information security education and awareness for teammates, such as online training classes, mock phishing attacks and information security awareness materials;
•	using independent third parties to perform penetration testing of our infrastructure to help us better understand the effectiveness of our controls, improve our defenses, and conduct assessments of our program for compliance with regulatory requirements and industry guidelines; and
•	establishing an incident response program intended to enable us to mitigate the impact of, and recover from, any cyber-attacks, and facilitate communication to internal and external stakeholders, as needed.

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We had no material data breaches in 2023.

Community Engagement

We are committed to enhancing and improving the communities where our customers live, work and play. Our sponsorship and giving strategies allow us to engage with our teammates and partners to enrich the lives of the people we serve.

•	To maximize and encourage community service, we provide full-time teammates up to 16 hours of paid time off and part-time teammates up to eight hours of paid time off to participate in volunteer activities.
•	We encourage teammate charitable giving through our MyGiving program, where we match up to $500 annually of a teammate’s eligible donations.
•	In 2023, we invested approximately $28 million in our community through investments in tax credit and other funds and loans, with a focus on maintaining and building affordable housing units; and corporate sponsorships, with a focus on financial education for all ages, and support of university athletics, area festivals and family events.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines and certain other corporate governance materials are published on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com. Our Corporate Governance Guidelines address, among other topics: director selection, Board composition and performance; the Board’s relationship to management; Board meeting procedures; Board committee matters; and leadership development. The Nominating and Corporate Governance Committee regularly reviews developments in corporate governance and may recommend changes to these guidelines to the Board for approval.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers, and teammates, which is available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com. Teammates receive annual training on our Code of Business Conduct and Ethics.

In addition, we have adopted a Code of Ethics for Senior Financial Officers and Directors designed to promote ethical conduct which applies to, among other members of our executive and senior management and Board, our Chief Executive Officer, Chief Financial Officer and President. Our Code of Ethics for Senior Financial Officers and Directors is available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com.

We intend to provide any required disclosure of an amendment to or waiver from our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers and Directors that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website at www.atlanticunionbank.com promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Conflicts of Interest Policy

We have a Conflicts of Interest Policy that applies to our directors and executive officers, which supplements the conflict of interest provisions in our Code of Business Conduct and Ethics. The Conflicts of Interest Policy sets forth a process for handling potential conflicts of interest that includes disclosure to our General Counsel and review of the potential conflict of interest by the disinterested members of the Audit Committee.

Board of Directors Meetings and Attendance

Our directors are expected to devote sufficient time, energy and attention to ensure diligent performance of their duties, which includes attending all Board and committee meetings.

There were eight regular meetings of the Board in 2023 and two special meetings. Each director attended 75% or more of the aggregate number of meetings of (a) the Board held during the period in which he or she was a director in 2023; and (b) the committees of the Board of which he or she was a member in 2023.

Our Corporate Governance Guidelines state that directors are expected to attend our annual meeting of shareholders. Of the 12 directors who were serving at the time of our 2023 annual meeting of shareholders, all attended the meeting.

Director Independence

New York Stock Exchange (“NYSE”) listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to be independent. In addition, our Corporate Governance Guidelines require a majority of our directors to be independent. Our Board has adopted Categorical Standards for Director Independence (“Categorical Standards”), included as an Annex to our Corporate Governance Guidelines, published on the Investor Relations > Governance >

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Governance Documents section of our website at www.atlanticunionbank.com, to assist it in determining each director’s independence. Our Board considers directors or director nominees “independent” if they meet the criteria for independence in both the NYSE listing standards and our Categorical Standards.

In early 2024, our Board, in coordination with our Nominating and Corporate Governance Committee evaluated the relevant relationships between each director and director nominee (and his or her immediate family members and affiliates) and the Company and its subsidiaries, and affirmatively determined that all of our directors and director nominees are independent, except for Mr. Asbury, due to his employment by our Company. Specifically, the following directors and director nominees are independent under NYSE listing standards and our Categorical Standards: Ms. Agee, Mr. Corbin, Ms.  Delorier, Mr. Ellett, Mr. Engola, Mr. Kimble, Mr. McCann, Ms. O’Hara, Mr. Rohman, Ms. Schreiner, Mr. Shepherd, Mr. Snead, Mr. Tillett, Mr. Wampler and Mr. Wimbush. Heather M. Cox resigned from our Board effective July 13, 2023. In 2023, our Board determined that Ms. Cox was an independent director under NYSE listing standards.

Board Leadership Structure

The Board considers its structure and leadership annually. To date, we have chosen not to combine the positions of CEO and Chair of the Board. The Chair of the Board is a non-management director and the Chair and Vice Chair are elected annually by the other members of the Board. Ronald L. Tillett currently serves as Chair of our Board, and Patrick J. McCann currently serves as Vice Chair of our Board. We believe that our leadership structure is appropriate because it contributes to Board independence and fosters a certain degree of control and balanced oversight of the Board’s functions and decision-making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.

Our CEO is a member of the Board and attends meetings of the Board. The President of the Bank is not a member of the Board but attends meetings of the Board to help provide the Board with insight into the business strategies, performance and operations of the Bank. Our CEO and President of the Bank engage in extensive dialogue and discussion with the Board on a wide range of topics including, without limitation, strategic direction, strategic initiatives, financial performance, line of business performance, line of business initiatives, industry trends and perspectives, regulatory matters, and risk matters. Our CEO, President of the Bank, members of our executive leadership, and other key leaders in the Company make frequent reports to the Board, often at the suggestion of our Chair or other directors, and answer questions posed by directors. Our CEO and President of the Bank engage in detailed discussions with the Board regarding the reasons for recommendations of our executive leadership.

Our Chair and Vice Chair of the Board meet regularly with our CEO to discuss matters of interest to the Board and to discuss potential agenda topics for Board meetings. Our Chair, with input from our Nominating and Corporate Governance Committee, annually reviews the Board’s committee structure and makes recommendations to the Board regarding the committee memberships of each director, including the proposed Chair for each committee.

In accordance with our Corporate Governance Guidelines, at least quarterly, the independent directors meet in executive session without management present. Our Chair, Mr. Tillett, presides at these executive sessions.

All of the members of our Board also serve as members of the board of directors of the Bank.

Director Stock Ownership Requirement

Under our Non-Employee Director Stock Ownership Policy, non-employee directors are required to hold shares of common stock of the Company equal in value to at least five times the amount of the annual non-employee director cash retainer. The purpose of the Non-Employee Director Stock Ownership Policy is to help align the interests of the Board with the interests of our shareholders. All of our directors are in compliance with the requirement of the Non-Employee Director Stock Ownership Policy, which provides newly elected or appointed directors a period of five years from the date of appointment or election to comply with the ownership requirement.

Role of the Board in the Oversight of Risk

The Board recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of our business involves oversight of the management of financial, operational, information technology, cybersecurity,

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credit, market, capital, interest rate, liquidity, reputation, strategic, legal, regulatory, compliance, model and other risks. The Board has established a risk oversight structure that seeks to ensure that applicable risks are identified, monitored, assessed, and mitigated appropriately. Our Board and management team are committed to continuously strengthening our risk management practices. The Board and management evaluate risks over a full spectrum of timeframes, from emerging risks to risks that we actively manage, and both the Risk Committee of the Board and the management-level Risk Committee receive presentations on, and discuss, emerging risks on at least a quarterly basis.

As a financial institution that is entrusted with the safeguarding of sensitive information, our Board believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Accordingly, our Board is actively engaged in the oversight of our cyber risk profile, which includes risks from cybersecurity threats, enterprise cyber strategy and key cyber initiatives, and regularly receives reports on such issues from our Chief Information Officer, Chief Information Security Officer, and other relevant personnel. Our Board also meets with our internal and external auditors, and federal and state regulators to review and discuss reports on risk, examination, and regulatory compliance matters.

The Risk Committee of the Board is responsible for assisting the Board in its oversight of risk and for overseeing our enterprise risk management framework. The Risk Committee actively engages with management to establish risk management principles and to determine our risk appetite. Our Chief Risk Officer implements our enterprise risk management framework and reports directly to our CEO. The Risk Committee meets with the Chief Risk Officer and other members of management regularly to discuss major risk exposures and receives reports on and discusses risk levels and risk appetite in categories such as financial, operational, information technology, cybersecurity, credit, market, capital, interest rate, liquidity, reputation, strategic, legal, regulatory, compliance, and model risk, among others. The Risk Committee also approves, or recommends to the Board for approval, various risk management policies, standards, and guidelines, including without limitation policies regarding BSA/AML compliance and other regulatory compliance policies. Like the Board’s other committees, the Risk Committee regularly reports to the Board on its activities and makes recommendations to the Board.

In addition to the efforts of the Risk Committee, other committees of the Board consider risk within their areas of responsibility. The description of each Board committee below includes more information on the risk oversight activities of each committee.

The Board establishes the risk oversight structure; receives, reviews and discusses Risk Committee and other Board committee minutes and reports; and meets with management, internal and external auditors, and federal and state regulators to review and discuss reports on risk, examination, and regulatory compliance matters. We also engage with outside risk experts and industry groups, including other peer institutions, as needed, to help us evaluate potential future threats and trends, particularly with respect to emerging information security and fraud risks.

Board Committees and Membership

The Board has a standing Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, and Risk Committee. Additionally, the Board has a Trust Committee.

Charters describing the responsibilities of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee and Trust Committee are available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com.

Our Board committees regularly make recommendations and report on their activities to the Board. Each committee may retain and obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board reviews our committee charters and committee membership at least annually. Brief summaries of the duties of our committees are set forth below, as well as the current members of each committee as of the date of this proxy statement.

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Audit Committee	No. of Meetings in 2023: 11
Members: Patrick E. Corbin (Chair) Frank Russell Ellett Donald R. Kimble Patrick J. McCann Thomas G. Snead, Jr.

Key Responsibilities:

•

Oversees the integrity of our financial statements

•

Oversees the qualifications, performance, independence, and appointment of our independent registered public accounting firm

•

Oversees the performance of our internal audit function and credit risk review

•

Oversees our compliance with certain legal and regulatory requirements

•

Oversees risks associated with, among others things, financial accounting and reporting, internal controls, and major financial risk exposures, including the steps taken by management to monitor and control such exposure

Independence / Qualifications:

•

All members who served on the Committee in 2023 (including Ms. Cox who served on the Committee in 2023 until her resignation from the Board on July 13, 2023) were, and all current Committee members are, independent under NYSE listing standards, our Categorical Standards and the heightened independence requirements applicable to audit committee members under SEC rules

•

All Committee members are financially literate in accordance with NYSE listing standards

•

Mr. Corbin, Mr. McCann and Mr. Kimble each qualify as audit committee financial experts under SEC rules and have banking or related financial management expertise as defined by FDIC regulations

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 28

Compensation Committee	No. of Meetings in 2023: 6
Members: Linda V. Schreiner (Chair) Rilla S. Delorier Frank Russell Ellett Michelle A. O’Hara Thomas P. Rohman F. Blair Wimbush

Key Responsibilities:

•

Establishes our executive compensation philosophy

•

Reviews and approves, or recommends to the Board for approval, as applicable, the compensation to be paid to our executive officers (as defined in the charter), including our CEO

•

Recommends non-employee director compensation for Board approval

•

Oversees risks relating to our compensation policies and practices

•

Reviews and recommends to the Board for approval, and administers our incentive and other equity-based compensation plans

•

Oversees our employee benefit plans covering substantially all employees

•

Oversees management succession planning (other than for the CEO, which is overseen by the Board) and our talent development programs

Independence / Qualifications:

•

All current Committee members are independent under NYSE listing standards, our Categorical Standards and the independence requirements applicable to compensation committee members under NYSE rules

Identifies individuals to become Board members, and recommends to the Board for approval nominees for director

Makes recommendations to the Chair of the Board regarding committee structure and membership, subject to Board approval

Oversees the Company’s key corporate governance policies

Oversees Board succession planning

Oversees the Board’s formal annual self-evaluation process

All current Committee members are independent under NYSE listing standards and our Categorical Standards

Nominating and Corporate Governance Committee	No. of Meetings in 2023: 8
Members: Thomas G. Snead, Jr. (Chair) Patrick J. McCann Thomas P. Rohman Linda V. Schreiner

Key Responsibilities:

•

Identifies individuals to become Board members, and recommends to the Board for approval nominees for director

•

Makes recommendations to the Chair of the Board regarding committee structure and membership, subject to Board approval

•

Oversees the Company’s key corporate governance policies

•

Oversees Board succession planning

•

Oversees the Board’s formal annual self-evaluation process

Independence / Qualifications:

•

All current Committee members are independent under NYSE listing standards and our Categorical Standards

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Executive Committee	No. of Meetings in 2023: 1
Members: Ronald L. Tillett (Chair) John C. Asbury Patrick E. Corbin Patrick J. McCann Thomas G. Snead, Jr. F. Blair Wimbush

Key Responsibilities:

•

Acts, as needed, between meetings of the Board on delegated authority that confers on the Committee substantially all of the Board’s powers, except on matters reserved to the Board by law, our articles of incorporation or our bylaws

Independence / Qualifications:

•

Other than Mr. Asbury, all current Committee members are independent under NYSE listing standards and our Categorical Standards

Risk Committee	No. of Meetings in 2023: 8
Members: Keith L. Wampler (Chair) Rilla S. Delorier Frank Russell Ellett Paul Engola Thomas P. Rohman Thomas G. Snead, Jr.

Key Responsibilities:

•

Oversees our management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, regulatory, compliance, model and other risks

•

Oversees our enterprise risk management framework and evaluates its adequacy and effectiveness

•

Oversees management’s alignment of our risk profile to our strategic plan and aggregate risk appetite

Independence / Qualifications:

•

All current Committee members are independent under NYSE listing standards, our Categorical Standards and Federal Reserve Board rules

Trust Committee	No. of Meetings in 2023: 4
Members: F. Blair Wimbush (Chair) Patrick E. Corbin Linda V. Schreiner Keith L. Wampler

Key Responsibilities:

•

Oversees the trust and fiduciary activities of the Bank and seeks to ensure such activities are conducted in accordance with applicable laws, rules, regulations and prudent fiduciary practices

Independence / Qualifications:

•

All current Committee members are independent under NYSE listing standards and our Categorical Standards

Board and Committee Evaluations

Our Board believes in a robust evaluation process that assesses the contributions and commitment of Board members and how the Board and its committees are functioning. In addition, each of our Board committees perform an annual self-assessment of the committee’s performance. The Board uses a self-evaluation process as its primary mechanism for assessing its performance, which is developed and administered by the Nominating and Corporate Governance Committee. Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance and the performance of Board committees. The Nominating and Corporate Governance Committee provides guidance to the Board on evaluation practices, oversees the conduct of the evaluations, and

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 30

communicates the results of the evaluations, together with any recommended actions, to the Board. The Board also evaluates the individual performance of directors periodically with the assistance of a third-party consultant, and from time to time, may use a third party to evaluate the performance of the Board or Board committees.

Communication with Directors

Our shareholders and other interested parties may communicate with the Board, any member of the Board individually or as a group (such as the Chair, or Lead Independent Director, as applicable, or the non-management or independent directors) by addressing correspondence to the Board of Directors or to the individual director and sending such communication by mail to the Corporate Secretary, Atlantic Union Bankshares Corporation, 4300 Cox Road, Glen Allen, Virginia 23060. All communications so addressed will be forwarded to the Chair of the Board, or Lead Independent Director, as applicable (in the case of correspondence addressed to the Board of Directors or independent directors), or to the individual director.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2023, our Compensation Committee consisted of Ms. Schreiner (Chair), Ms. Delorier, Mr. Ellett, Mr. Rohman and Mr. Wimbush. No member of our Compensation Committee in 2023 was, during the last fiscal year, an officer or employee of the Company or formerly an officer of the Company. In addition, none has had any relationship with the Company of the type that is required to be disclosed under “Interests of Directors and Executive Officers in Certain Transactions.” During 2023, none of our executive officers served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that had one or more executive officers serving as a member of the board of directors or Compensation Committee of the Company.

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DIRECTOR COMPENSATION

The Board determines the compensation of its non-employee members after considering the recommendation of the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee annually reviews data and analysis provided by its independent compensation consultant to assess the market competitiveness of the compensation structure of our non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board for approval a compensation structure that is intended to provide a mix between cash and equity compensation that is market competitive based on the same peer group that is used by the Compensation Committee when reviewing executive compensation. Mr. Asbury does not receive any additional compensation for his service as a director or for attending any Board or committee meetings.

2023 Director Compensation

The table below sets forth the annual compensation of our non-employee directors for fiscal year 2023.

Amount of Cash Retainer	Position
$45,000	Board Members
$80,000	Additional Fee to Chair
$20,000	Additional Fee to Vice Chair
$22,500	Additional Fee to Audit Committee Chair
$16,000	Additional Fee to Compensation and Risk Committee Chairs
$14,000	Additional Fee to Nominating and Corporate Governance and Trust Committee Chairs
$11,000	Additional Fee for Service as an Audit Committee Member
$8,000	Additional Fees for Service as a Committee Member (other than the Audit Committee or Executive Committee)
Director Equity Retainer
$60,000 issued in the form of unrestricted shares of our common stock

We also pay our Executive Committee members, other than Mr. Asbury, a per meeting fee of either $1,000, if the meeting is one hour or more, or $500, if the meeting is telephonic and lasts less than one hour.

Each member of the Board also serves as a director of the Bank (the “Bank Board”). Directors do not receive additional compensation for service on the Bank Board. Further, directors generally do not receive compensation for service on any committee of the Bank Board, and no such fees were paid in 2023.

Changes to Director Compensation in 2024

Based on consultation with Meridian, the Compensation Committee’s independent compensation consultant, and a competitive review of our non-employee director compensation program, effective January 1, 2024, the annual cash retainer was increased from $45,000 to $50,000 and the annual equity retainer was increased from $60,000 to $65,000. All other fees were unchanged.

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The following table summarizes the compensation paid to our non-employee directors during 2023. Ms. Agee and Mr. Shepherd are not included in the table below because they were not directors in 2023.

2023 Director Compensation

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned		Deferred
	or Paid in	Stock	Compensation	All Other
	Cash(1)	Awards(2)	Earnings(3)	Compensation	Total
Name	($)	($)	($)	($)	($)
Patrick E. Corbin(4)	43,000	105,011	—	—	148,011
Heather M. Cox(5)	45,333	45,005	—	—	90,338
Rilla S. Delorier	58,333	60,000	—	—	118,333
Frank Russell Ellett(4)	27,000	105,011	—	—	132,011
Paul Engola(6)	—	—	—	—	—
Donald R. Kimble(6)	—	—	—	—	—
Patrick J. McCann	86,000	60,000	—	—	146,000
Michelle A. O’Hara(6)	—	—	—	—	—
Thomas P. Rohman(7)	70,000	60,000	—	—	130,000
Linda V. Schreiner	82,333	60,000	—	—	142,333
Thomas G. Snead, Jr. (7)	80,667	60,000	—	—	140,667
Ronald L. Tillett	127,000	60,000	—	—	187,000
Keith L. Wampler	78,000	60,000	—	—	138,000
F. Blair Wimbush	77,000	60,000	—	—	137,000
(1)	Includes total compensation earned through Board fees, retainers and committee fees, whether paid or deferred. Refer to the “2023 Director Compensation” section for more information.
(2)

Represents the aggregated grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A discussion of our assumptions for stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation” to our consolidated financial statements included in our 2023 Annual Report on Form 10-K.

(3)

Messrs. Corbin, Tillett and Wimbush elected to defer their stock awards for 2023, and Mr. Corbin and Mr. Wimbush elected to defer their cash retainers for 2023 into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company. There were no above market or preferential earnings associated with the deferrals into this plan.

(4)	Messrs. Corbin and Ellett elected to receive stock in lieu of their annual cash Board member retainer for all of 2023.
(5)	Ms. Cox resigned from the Board effective July 13, 2023.
(6)	Messrs. Engola and Kimble and Ms. O’Hara were appointed as directors on December 6, 2023.
(7)	Messrs. Rohman and Snead are not standing for re-election at the 2024 annual meeting and will retire from the Board effective at the conclusion of our 2024 annual meeting.

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AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE

Principal Accountant Fees

Our independent registered public accounting firm, EY, billed the following fees for services provided to us for the audit of our annual financial statements for the fiscal years 2023 and 2022 and for other services rendered by EY during those periods:

	2023	2022
Audit fees(1)	$1,941,500	$1,592,915
Audit-related fees(2)	40,000	40,000
Tax fees(3)	156,350	97,800
All other fees(4)	130,000	—
Total	$2,267,850	$1,730,715

(1)

Audit fees: Audit and review services and consents issued for our registration statements on Form S-4, review of documents filed with the SEC, including the 2023 and 2022 proxy statements and audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the Federal Deposit Insurance Corporation Improvement Act, and other accounting consultations billed as audit services.

(2)	Audit-related fees: Includes the 2023 and 2022 audits of mortgage compliance.
(3)	Tax fees: EY provided tax compliance and other tax advisory services related to the Company in both 2023 and 2022.
(4)	All other fees: For 2023, includes fees related to FDIC assessment engagement services.

The Audit Committee notes that EY performed no services for the Company, other than those enumerated above, for 2023 or 2022. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

This Audit Committee Report was approved and adopted by the Audit Committee on February 21, 2024. Our Board has a standing Audit Committee that currently consists of the independent directors whose names appear at the end of this Audit Committee Report.

While management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, the Audit Committee monitors and reviews our financial reporting process on behalf of the Board. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. Under applicable law, the Audit Committee has sole responsibility for the selection of our independent registered public accounting firm. The Audit Committee is also responsible for the compensation and oversight of our independent registered public accounting firm.

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Before appointing the independent registered public accounting firm each year, the Audit Committee completes an annual evaluation of the independent registered public accounting firm’s qualifications, including assessing the firm’s quality of service, the firm’s quality of communication and interaction with the firm, the firm’s sufficiency of resources, and the firm’s independence, objectivity, and professional skepticism. This evaluation includes whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with the firm as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regard to engagement partner selection.

Our independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of our consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether our internal controls over financial reporting were effective as of the end of the year.

In this context, the Audit Committee met and held discussions with management and representatives of EY with respect to our financial statements for the year ended December 31, 2023. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America; and the Audit Committee reviewed and discussed our consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with the independent registered public accounting firm the critical audit matters arising in the audit of our financial statements and identified in EY’s audit report, which is included with our Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee also reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee also discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. This included the Audit Committee’s monitoring of the progress of remediation of noted control deficiencies, if any, until resolved.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Patrick E. Corbin, Chair
Frank Russell Ellett
Donald R. Kimble

Patrick J. McCann

Thomas G. Snead, Jr.

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EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position
John C. Asbury	58	President and CEO of the Company and CEO of the Bank
Robert M. Gorman	65	Executive Vice President (“EVP”) and Chief Financial Officer of the Company
Maria P. Tedesco	63	EVP of the Company and President and Chief Operating Officer of the Bank
Rachael R. Lape	50	EVP, General Counsel and Secretary of the Company
Matthew L. Linderman	49	EVP of the Company and Chief Information Officer of the Bank
Clare Miller	44	EVP and Chief Human Resource Officer of the Company
Shawn E. O’Brien	52	EVP of the Company and Consumer and Business Banking Group Executive of the Bank
David V. Ring	60	EVP of the Company and Wholesale Banking Group Executive of the Bank
Sherry Williams	62	EVP and Chief Risk Officer of the Company
Douglas F. Woolley, Jr.	66	EVP of the Company and Chief Credit Officer of the Bank

Biographical information concerning our executive officers who are not directors follows. Biographical information for Mr. Asbury is included in “Proposal 1—Election of Directors—Biographical Information of Our Director Nominees” above.

Robert M. Gorman

Mr. Gorman serves as EVP and Chief Financial Officer of the Company, positions he has held since July 2012. Before that he served as Senior Vice President and Director of Corporate Support Services with SunTrust Banks, Inc. from 2011 until 2012, and as Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc. from 2002 to 2011.

Maria P. Tedesco

Ms. Tedesco serves as Chief Operating Officer of the Bank, a position she has held since January 2022, and as President of the Bank and Executive Vice President of the Company, positions she has held since September 2018. Before that, she served as Chief Operating Officer for Retail at BMO Harris Bank based in Chicago from 2016 to 2018, and as Senior Executive Vice President and Managing Director of Consumer Banking at Santander Bank, N.A. from 2013 to 2015. Before that, she held various positions with Citizens Financial Group, Inc. from 1994 to 2013.

Rachael R. Lape

Ms. Lape serves as EVP, General Counsel and Secretary of the Company, positions she has held since September 2012.  She also served as Associate Counsel of the Company from 2010 to 2012. Prior to joining the Company, from 2000 to 2009, she was in private practice with the law firms of Williams Mullen in Richmond; Goldberg Kohn in Chicago; and the law firm now known as K&L Gates in Chicago.

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Matthew L. Linderman

Mr. Linderman serves as EVP of the Company and as Chief Information Officer of the Bank, positions he has held since February 2023. Before that, he served as Chief Technology Officer at PNC Financial Services Group, Inc. from 2020 to January 2023, and as its Senior Vice President, Data Center and Cloud Products, from 2019 to 2020. He served as Vice President, IT Infrastructure Engineering and Operations at CarMax from 2015 to 2019. Before that, he held various positions with Capital One from 1999 until 2015, most recently as its Vice President, Data Center Operations and Open Systems Hosting.

Clare Miller

Ms. Miller serves as EVP and Chief Human Resources Officer of the Company, positions she has held since May 2022. Before that, she served as Chief Talent Officer/Head of Enterprise Talent at Huntington National Bank from November 2017 to May 2021. She served as Chief People Officer for Navigator Management Partners from June 2007 to November 2017. Before that, she held various human resource positions in the hospitality and professional services industries.

Shawn E. O’Brien

Mr. O’Brien serves as EVP of the Company and Consumer and Business Banking Group Executive of the Bank, positions he has held since February 2019. Before that, he held various positions at BBVA Compass Bank, most recently as Executive Vice President, Consumer Segment Group and Business Planning from 2013 to 2018, and as Executive Vice President, Deposit and Payment Products, Strategic Planning and Corporate Planning and Analysis from 2005 to 2013. Before that, he was involved in retail brand strategy and product management at Huntington National Bank from 1998 to 2005.

David V. Ring

Mr. Ring serves as EVP and Wholesale Banking Group Executive of the Company, positions he has held since September 2017. Before that, he served as Executive Vice President and Executive Managing Director at Huntington National Bank from December 2014 to May 2017. He served as Managing Director and Head of Enterprise Banking at First Niagara Financial Group from April 2011 to December 2014, and held various positions at Wells Fargo and its predecessor banks from January 1996 to April 2011, including Wholesale Banking Executive for Virginia to Massachusetts at Wachovia and Greater New York & Connecticut Region Manager.

Sherry Williams

Ms. Williams serves as EVP and Chief Risk Officer of the Company, positions she has held since October 2022. Before that, she served as EVP, Chief Risk Officer at Amalgamated Bank from February 2022 to October 2022 and as its Chief Audit Executive from November 2018 to February 2022. Before that, she served as a Director of Risk Assurance at PricewaterhouseCoopers for six years. She also held various risk, audit, and financial reporting roles with SunTrust Bank from 2003 to 2013 and various leadership positions in risk management and audit at Ernst & Young LLP from 1995 to 1998 and with the State of Georgia from 1998 to 2003.

Douglas F. Woolley, Jr.

Mr. Woolley serves as EVP of the Company and Chief Credit Officer of the Bank, positions he has held since 2016. Before that, he served as EVP-Senior Credit Officer from 2010 to 2016 and as Chief Credit Officer from 2004 to 2010. Before joining the Company, he served as Managing Director-Credit for M-CAM from 2000 to 2004. He served in various roles at First Union National Bank, including Senior Vice President-Senior Real Estate Portfolio Manager for Central, Western and Eastern Virginia from 1995 to 2000, Special Assets Manager for Hampton Roads from 1993 to 1995 and Head of Commercial Real Estate-Charlotte office from 1987 to 1993. He also held various credit-related positions in management consulting and with First National Bank of Atlanta.

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STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following tables set forth, as of March 8, 2024, certain information with respect to (a) the beneficial ownership of our common stock and depositary shares held by (i) each of our directors and director nominees, (ii) each of our named executive officers, and (iii) all of our current directors, director nominees and executive officers as a group, and (b) shareholders known to us to beneficially own more than 5% of our common stock. For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act. In general, beneficial ownership includes any shares of common stock or depositary shares as to which the individual has sole or shared voting or investment power. None of these persons has any right to acquire shares of our common stock or depositary shares, as applicable, within 60 days of March 8, 2024 through the exercise of any option, warrant or other right. None of the shares listed below are pledged as security. Fractional shares have been rounded down to the nearest whole share for purposes of this table. Percentage ownership is calculated based on 75,493,639 shares of our common stock outstanding as of March 8, 2024 and 6,900,000 depositary shares outstanding as of March 8, 2024.

Directors and Executive Officers

	Common Stock		Depositary Shares
	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent	Beneficial	Percent
Name of Beneficial Owner	Ownership	of Class	Ownership	of Class
Directors who are not NEOs:
Nancy Howell Agee(1)	31,414	*	—	*
Patrick E. Corbin(2)	56,177	*	—	*
Rilla S. Delorier	3,465	*	—	*
Frank Russell Ellett	41,520	*	—	*
Paul Engola	582	*	—	*
Donald R. Kimble	7,582	*	—	*
Patrick J. McCann(3)	28,497	*	—	*
Michelle A. O’Hara	582	*
Thomas P. Rohman	18,092	*	—	*
Linda V. Schreiner	18,858	*	—	*
Joel R. Shepherd(4)	108,212	*	—	*
Thomas G. Snead, Jr. (5)	48,382	*	—	*
Ronald L. Tillett(6)	40,337	*	—	*
Keith L. Wampler(7)	38,510	*	—	*
F. Blair Wimbush(8)	13,488	*	—	*
NEOs:
John C. Asbury(9)	227,944	*	—	*
Robert M. Gorman(10)	76,918	*	—	*
Maria P. Tedesco(11)	67,284	*	800	*
Matthew L. Linderman(12)	10,738	*	—	*
David V. Ring(13)	34,888	*	—	*
All Directors and Executive Officers as a Group (25 persons)	966,430	1.28%	800	*
*	Represents less than 1% of our common stock or depositary shares, as applicable.
(1)	Based on Ms. Agee’s ownership of 23,269.72 shares of American National common stock, which will automatically convert into 31,414 shares of our common stock at the effective time of the merger, based on the exchange ratio in the merger.
(2)	Includes 25,353 shares of phantom stock allocated to Mr. Corbin’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company. Includes 13,072 shares of common stock held indirectly by Mr. Corbin as Trustee of a trust.

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(3)	Includes 201 shares of common stock registered in the name of Mr. McCann’s spouse.
(4)	Based on Mr. Shepherd’s ownership of an aggregate of 80,157.5 shares of American National common stock, 100 shares of which are held indirectly by his children, which will automatically convert into 108,212 shares of our common stock at the effective time of the merger, based on the exchange ratio in the merger.
(5)	Includes 37,322 shares of common stock held indirectly by Mr. Snead as Trustee and settlor of a trust.
(6)	Includes 7,698 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(7)	Includes 23,225 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(8)	Includes 7,695 shares of phantom stock allocated to Mr. Wimbush’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(9)	Includes 49,757 shares of restricted stock over which Mr. Asbury has no investment power until such shares vest.
(10)	Includes 20,886 shares of restricted stock over which Mr. Gorman has no investment power until such shares vest.
(11)	Includes 27,404 shares of restricted stock over which Ms. Tedesco has no investment power until such shares vest.
(12)	Includes 11,181 shares of restricted stock over which Mr. Linderman has no investment power until such shares vest.
(13)	Includes 14,593 shares of restricted stock over which Mr. Ring has no investment power until such shares vest.

5% Shareholders

	Common Stock
	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class	(1)
The Vanguard Group(2)
100 Vanguard Blvd.
Malvern, PA 19355	9,290,826	12.4%
BlackRock, Inc.(3)
50 Hudson Yards
New York, NY 10001	10,703,008	14.2%
Dimensional Fund Advisors LP(4)
6300 Bee Cave Road
Building One
Austin, TX 78746	4,917,690	6.5%

(1)	Percentage ownership is calculated based on 75,493,639 shares of our common stock outstanding as of March 8, 2024.

(2) Based solely on information as of December 29, 2023 contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 13, 2024, which reported that The Vanguard Group had sole voting power over no shares, sole dispositive power over 9,154,861 shares, shared voting power over 54,529 shares and shared dispositive power over 135,965 shares.

(3)

Based solely on information as of December 31, 2023 contained in Amendment No. 4 to Schedule 13G filed with the SEC on January 23, 2024, which reported sole voting power over 10,551,632 shares and sole dispositive power over 10,703,008 shares. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors (which beneficially owns 5% or more of the shares of common stock outstanding); and BlackRock Fund Managers Ltd.

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(4)

Based solely on information as of December 29, 2023 contained in Amendment No. 9 to Schedule 13G filed with the SEC on February 9, 2024, which reported sole voting power over 4,831,420 shares and sole dispositive power over 4,917,690 shares. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Our named executive officers, referred to as our NEOs, are identified below and include our principal executive officer, principal financial officer, and our three other most highly compensated executive officers as of December 31, 2023.

Name	Position
John C. Asbury	President and CEO of the Company and CEO of the Bank
Robert M. Gorman	Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) of the Company
Maria P. Tedesco	EVP of the Company and President and Chief Operating Officer (“COO”) of the Bank
David V. Ring	EVP of the Company and Wholesale Banking Group Executive of the Bank
Matthew L. Linderman	EVP of the Company and Chief Information Officer of the Bank

Introduction

Our executive compensation programs are designed to attract, retain, and motivate our leadership team, even during times of uncertainty, and include a mix of fixed and variable compensation with both short- and long-term incentives used to drive our sustained growth and profitability. This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and philosophy underlying our executive compensation programs, focusing on our NEOs.

In this Compensation Discussion and Analysis, the terms “executive” or “executive officer” means our executive leadership, including our NEOs. Following the Compensation Discussion and Analysis, we provide additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narratives.

Executive Summary

Our executive compensation programs are designed to pay for performance by linking the compensation our executive officers receive through our various incentive plans to our financial performance. In making compensation decisions, the Compensation Committee considers the practices and compensation levels of the market, our performance and good governance practices. Our goal is to ensure that our compensation programs are competitive in attracting, motivating, and retaining high level executive talent, are commensurate with our financial performance, and are aligned with the interests of our shareholders.

Each compensation element is generally targeted to the median of the applicable market, as determined by the Compensation Committee based on select peer group and survey data. The incentive programs are designed so that our superior financial performance against the selected performance measures will result in total compensation that is higher than the median of our peers, while substandard financial performance will result in total compensation that is lower than the median of our peers. The Compensation Committee may, in its discretion, increase or decrease incentive compensation awards regardless of performance against the relevant performance metrics, although it believes such discretion should only be used in unique circumstances. When setting goals and objectives under the various compensation programs, the Compensation Committee considers our overall corporate strategy and how the goals enhance and support that strategy.

Over the last five years, we have grown through a combination of organic growth and acquisitions from an institution with $13.8 billion in total assets to more than $21.1 billion in total assets as of December 31, 2023. During this time, we made significant investments in both people and infrastructure, while continuing to deliver solid financial results. Over this five-year period, we delivered returns to our shareholders that are significantly above the median of our compensation peer group as illustrated by the graph below.

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The metric depicted in the above graph is total shareholder return. The source data is S&P Global Market Intelligence, which standardizes financial data to assist with comparisons across multiple companies. As such, the standardized data presented for us and as the median of the compensation peers may differ from actual calculations, which do not take into account such standardizations.

When reviewing management performance, the Compensation Committee focuses on the four key corporate performance measures included in our Management Incentive Plan (“MIP”), which is our short-term incentive compensation plan. These performance measures are net operating earnings, return on assets (“ROA”), return on tangible common equity (“ROTCE”) and efficiency ratio. The following table includes select business highlights, including the four GAAP performance measures most closely aligned to the performance measures used in our executive compensation program. The Compensation Committee may consider certain adjustments to these performance measures when determining incentive compensation awards under the MIP. Such adjustments for 2023 are discussed in the section entitled “Short-Term Incentive Compensation” of this proxy statement.

	For the Years Ended December 31,
Select Business Highlights	2023	2022	2021	2020	2019
Total Assets	$21.17B	$20.46B	$20.06B	$19.63B	$17.56B
Net Income	$201.82M	$234.51M	$263.92M	$158.23M	$193.53M
ROA	0.98%	1.18%	1.32%	0.83%	1.15%
ROTCE	14.85%	17.33%	16.72%	11.18%	14.26%
Efficiency Ratio	61.32%	57.46%	61.91%	60.19%	62.37%
Cash Dividends Paid Per Common Share	$1.22	$1.16	$1.09	$1.00	$0.96

Response to Industry Turmoil and Key 2023 Performance Highlights

During 2023, our executive officers continued to operate under a soundness, profitability and growth model and demonstrated the strength and commitment needed to manage through significant turmoil in the banking industry triggered by three high-profile bank failures in early 2023. These failures raised concerns about possible contagion, leading to sizable declines in bank stocks, created uncertainty about the economic outlook and, together with the continued rising interest rate environment, resulted in dramatic shifts in deposit mix and increased funding costs that led to margin compression and lower net interest income levels across the industry.

In 2023, our management team took a series of proactive actions, including before the bank failures, to position us well for the future, which included the following:

●	Following the failures of Silicon Valley Bank and Signature Bank in March 2023, our management team immediately initiated a response plan that included, among other things, initiating our contingency funding plan, developing talking points for customer facing teammates, and engaging in customer outreach efforts, particularly for larger deposit customers.

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●	We completed a series of cost saving initiatives, one of the largest in our history, to maintain positive operating leverage in 2023 and reduce our annual expense run rate.
●	On July 25, 2023, we announced that we entered into a merger agreement to acquire American National Bankshares Inc. in an all-stock transaction. We have received all regulatory and shareholder approvals necessary to close the merger and we expect it to close on April 1, 2024. The merger will deepen our presence in Southwest and Southern Virginia and will allow us to gain meaningful entry into North Carolina’s attractive Piedmont Triad region and Raleigh.
●	We repositioned our balance sheet in two transactions to seek to improve liquidity, enhance tangible common equity, and enhance run rate earnings. The first transaction, executed in the first quarter of 2023, included the sale of available-for-sale (“AFS”) securities with a book value of $505.7 million at a pre-tax loss of $13.4 million. We executed the second transaction in the third quarter of 2023, which involved the sale of low yielding AFS securities with a book value of $228.3 million at a pre-tax net loss of $27.7 million, with such loss being offset by the gain from our sale-leaseback transaction discussed below.
●	On September 20, 2023, we executed a sale-leaseback transaction and sold 27 properties to a single purchaser for an aggregate purchase price of $45.8 million. Concurrently, we entered into absolute net lease agreements with the purchaser under which we will lease each of the properties for an initial term of 17 years with specified renewal options. The sale-leaseback transaction resulted in a pre-tax gain of approximately $27.7 million during the third quarter of 2023, after transaction related expenses.

In addition, we were also named a 2023 Top Workplaces USA award winner—touted by Energage to be one of the nation’s most credible employer recognition programs.

Key 2023 Compensation Highlights

The following are some of our key 2023 compensation highlights:

●	We adjusted NEO base salaries to maintain competitiveness with the market median of our compensation peer group as well as to reflect individual performance, duties, skills, and experience. We also adjusted other elements of variable compensation, where needed, to more closely align total compensation with the market median.
●	We paid a discretionary bonus to our NEOs equal to what would have been paid if we had achieved target performance on each corporate performance measure under the MIP. In February 2024, the Compensation Committee determined that due to the significant turmoil in the banking industry and its related impacts, we did not achieve threshold performance for our corporate performance measures under the MIP—net operating earnings, operating ROA, operating ROTCE, and operating efficiency ratio—based on the performance levels set in early 2023 before the Silicon Valley Bank and Signature Bank failures. However, based in part on our financial performance relative to our Updated Financial Plan and our performance in comparison to our compensation peer group as discussed below under “Short-term Incentive Compensation and Discretionary Bonus,” and in recognition of our achievements during a year of significant industry turmoil, as discussed under “—Response to Industry Turmoil and Key 2023 Performance Highlights,” and in light of the Compensation Committee’s overall compensation philosophy that, in part, seeks to attract and retain high level executive talent and to drive performance, the Compensation Committee determined to pay each NEO a discretionary bonus.
●	We made cash payments under the MIP to our NEOs for their respective individual/divisional performance measures at the target (100%) performance level. For performance that exceeded target, the Compensation Committee used its discretion to pay those additional amounts in the form of a restricted stock award that will vest on the one-year anniversary of the grant date.
●	We granted equity awards to our NEOs in the form of time-based restricted stock and performance share units (“PSUs”) under our Long-Term Incentive Program, and added a new performance metric to the PSUs—core return on average tangible common equity (“ROATCE”)—to provide for a more balanced perspective of our performance and to more closely align with the practices of our compensation peer group. All NEOs were granted a mix of equity awards that included no less than fifty percent of the value in PSUs.

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These actions are bolstered by the best practices embedded in our executive compensation programs designed to ensure that the Compensation Committee maintains effective governance and oversight of the programs. Our compensation governance model defines the enterprise-wide approach for the cross-functional management of incentive compensation programs to ensure proper risk oversight, process and controls. The model follows a continual process consisting of four key areas, as follows:

Plan Administration

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Pay Practices

Our Compensation Committee has implemented certain pay practices, as described below, that are designed to reinforce our principles, support risk management and align with the long-term interests of our shareholders.

What We Do

Pay for Performance	A meaningful portion of executive compensation is linked to key metrics of our financial performance.

Emphasize Long-Term Performance	Our time-based restricted stock and PSU awards vest over a three-year period, subject to the achievement of pre-established performance goals for the PSUs.

Stock Ownership Policy	Our stock ownership policy aligns the interests of our executive officers with the interests of our shareholders.

Incentive Compensation Recovery Policy (Clawback Policy)	Our Board has adopted a policy requiring the recoupment of incentive compensation in the event of certain financial restatements.

Annual Risk Assessment	Our Compensation Committee annually assesses the risks of our compensation programs, with the assistance of our risk management department.

What We Don’t Do

No Hedging or Pledging

We prohibit all employees and directors from engaging in short sales, puts, calls, swaps and other derivative transactions in our stock and hedging our stock. We also prohibit directors and executive officers from pledging our stock.

No Excise Tax Gross-Ups	We do not allow for excise tax gross-ups under employment agreements or other severance plans.

No “Single Trigger” Severance Payments	Cash severance payments in connection with a change in control require a qualifying termination of employment.

Limited Use of Employment Agreements	We limit the use of employment agreements to our CEO, President and COO, and CFO. All other executives are covered under our Executive Severance Plan.

No Dividend Equivalents Earned on Performance-Based Awards	We do not accrue or pay dividend equivalents on unearned performance-based awards during their performance periods.

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Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide competitive, market-based total compensation programs that are aligned with our short- and long-term business strategies, tied to our performance, and aligned with the interests of our shareholders.

Within this framework, we observe the following principles:

●	Pay for performance: We use performance-based cash and equity incentive programs to create a balance between fixed and at-risk compensation. Payouts under these programs vary depending upon performance against both our annual corporate performance measures and individual/divisional performance measures, as applicable. We incentivize our executive officers to achieve targeted performance against our operational and financial goals, as well as individual growth objectives, by tying greater financial results to greater financial rewards.
●	Reward long-term growth and profitability: We use equity-based compensation with vesting periods of generally no less than three years to encourage retention, promote performance and increase our executive officer’s level of at-risk compensation. These awards are designed to motivate the execution and achievement of long-term results.
●	Align compensation with shareholder value creation: We use equity-based compensation to align the financial interests and objectives of our executive officers with those of our shareholders. Our long-term incentive goals and payouts are designed so that target and above-target compensation levels are paid only when our relative market performance indicates that shareholder value has been created.
●	Attract and retain highly qualified executives: We offer our executive officers total compensation that is designed to be competitive with our identified industry peer group to allow us to attract and retain high-performing individuals. Also, several of our compensation programs include the use of long-term equity compensation to encourage retention. We recognize that by attracting and retaining high-performing executives, our customers and shareholders will benefit from their expertise, superior performance, and service longevity.
●	Ensure proper governance practices: We have designed our executive compensation policies and procedures to prevent excessive risk-taking by, among other things, balancing short- and long-term compensation. Our performance-based plans also contain both threshold and maximum payout levels, as well as clawback provisions. We generally seek to target each compensation element to the median of our identified peer group to ensure compensation levels are appropriate. Finally, our compensation programs and review process allow us to account for individual variances in experience, skills, and contributions.

2023 Shareholder Response

We held an advisory vote on NEO compensation at our 2023 annual meeting of shareholders. Excluding abstentions and broker nonvotes, approximately 96% of the votes were in support of our executive compensation program. The Compensation Committee considered the result of this advisory vote when evaluating and establishing our executive compensation programs for 2023, and viewed the vote as an expression of our shareholders’ overall satisfaction with our current executive compensation programs. The Compensation Committee continually evaluates our compensation programs in light of market practice and our evolving business needs.

Role of the Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to executive compensation and to our compensation and benefit programs and policies, more generally. Under the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:

●	Establishing our overall executive compensation philosophy and the goals and objectives of our compensation plans;

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●	Annually reviewing and approving the corporate goals and objectives relevant to our CEO’s compensation and, together with all other independent directors, evaluating our CEO’s performance and approving CEO compensation in light of such evaluation;
●	Annually reviewing and approving the compensation of all other executive officers;
●	Administering our incentive and equity-based compensation plans, including designating executives to whom awards are granted, the amount of the award or grant and the terms and conditions of each award or grant;
●	Reviewing and recommending to the Board the adoption, amendment, extension or termination of any employment agreements, retirement benefits and severance arrangement or plans with our executive officers; and
●	Reviewing and recommending to the Board the form and amount of non-employee director compensation.

Role of Leadership

The Compensation Committee calls upon our executive officers from time to time to support the Compensation Committee in the fulfillment of its duties. Our CEO provides recommendations related to a number of matters that are subject to the Compensation Committee’s review and approval, including the compensation of executive officers other than the CEO, the design of our incentive plans and the financial goals on which these incentive plans are generally based. In addition to reviewing market data as described below, the Compensation Committee considers the recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resources Officer, in making decisions on compensation. The Compensation Committee retains discretion in determining whether to approve recommendations made by our executive officers.

Compensation Consultants

The Compensation Committee engages an independent compensation consultant to provide benchmarking market data and serve as an advisor, among other services. The independent compensation consultant serves at the request of, and reports directly to, the Compensation Committee. The Compensation Committee has the sole authority to engage the independent compensation consultant and approve their fees and the other terms of the engagement.

During 2023, the Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. In this role, Meridian advised the Compensation Committee on various executive and director compensation matters including:

●	providing peer benchmarking data with respect to executive compensation practices within our defined peer group;
●	providing information regarding base salary ranges and recommendations for the executive officers;
●	assisting in the development of compensation guidelines used during the executive hiring process;
●	reviewing the Compensation Discussion and Analysis section of the proxy statement;
●	assisting in the development of goals for our short- and long-term incentive plans; and
●	providing updates on regulatory matters and trends.

Meridian does not perform any other services for the Company.

The Compensation Committee considered the independence of Meridian in light of applicable SEC rules and listing exchange standards. In so doing, the Compensation Committee considered the following factors, among others: (i) the fact that Meridian provides no other services to us; (ii) the amount of fees we paid to Meridian as a percentage of Meridian’s total revenue; (iii) Meridian’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Meridian or the individual compensation advisors employed by Meridian with any of our executive officers; (v) any business or personal relationship of the individual

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compensation advisors employed by Meridian with any member of the Compensation Committee; and (vi) whether Meridian or the individual compensation advisors employed by Meridian owned any of our stock. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Meridian and the individual compensation advisors employed by Meridian did not raise any conflicts of interest.

Compensation Benchmarking and Decisions

Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the compensation of our peers to assess the competitiveness of our compensation arrangements with our NEOs. The Compensation Committee uses this information as a benchmarking reference to ascertain whether we have competitive compensation levels with other comparable institutions, in setting compensation target levels, and in deciding whether to make any changes in base salary, annual cash incentive awards and long-term equity awards, among other things.

The Compensation Committee, with the advice of its independent compensation consultant, also reviews the composition of this peer group annually. In selecting our peer group for 2023, the Compensation Committee began by including publicly traded U.S. banks with assets (as of the end of the second quarter of 2022) ranging from approximately 50% to 200% of our asset size. The Compensation Committee then considered the “compatibility” and “comparability” of each company by reviewing, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings. Taking these criteria into consideration, the Compensation Committee approved a group of 22 peers, listed below, among which the Company is positioned near the median in terms of asset size.

2023 Peer Group
Ameris Bancorp	Heartland Financial USA, Inc.	TowneBank
Berkshire Hills Bancorp, Inc.	Home BancShares, Inc.	Trustmark Corporation
BankUnited, Inc.	Pinnacle Financial Partners, Inc.	UMB Financial Corporation
Cadence Bank	Renasant Corporation	United Bankshares, Inc.
First Financial Bancorp.	Sandy Spring Bancorp, Inc.	United Community Bank, Inc.
F.N.B. Corporation	Simmons First National Corporation	WesBanco, Inc.
Fulton Financial Corporation	SouthState Corporation	WSFS Financial Corporation
Hancock Whitney Corporation

In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.

Finally, the Compensation Committee reviewed relevant market and survey data and analyses provided by its independent compensation consultant, including the following:

●	McLagan, 2022 Regional and Community Banking Compensation Survey; and
●	Custom peer group proxy filings.

Executive positions were matched to the data based on job duties using the appropriate scope for asset size.

Compensation Risk Assessment

Our risk management group annually evaluates our compensation programs as part of our enterprise risk management review. This evaluation includes, but is not limited to, a review of our performance metrics, approval mechanisms and related characteristics of our incentive compensation policies and programs. The goal of the review is to determine whether any of our compensation programs could create risks that may have a material adverse effect on the Company. To date, these reviews have found that our compensation programs do not present such a risk for the Company. The Compensation Committee also regularly reviews our incentive compensation arrangements to

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ensure that such arrangements do not encourage the NEOs to take unnecessary or excessive risks that would have a material adverse effect on the Company.

Elements of Compensation

The Compensation Committee annually evaluates the three principal compensation elements used in our executive compensation program to help us attract and retain high-performing executives. Our principal compensation elements and their objectives are described below:

Element	Objective
Base Salary

Designed to provide income stability that is competitive with organizations of comparable size and structure, which allows our executives to focus on the execution of our strategic goals and their day-to-day duties and responsibilities

Short-Term Incentives (Cash)	Designed to encourage, recognize and reward achievement of annual corporate financial goals and individual performance objectives that help drive shareholder value creation
Long-Term Incentives (Equity)	Designed to motivate executives towards shareholder value creation by aligning executive and shareholder interests, and to retain talented executives

Incentive compensation awarded to an individual executive should generally become a larger percentage of the executive’s total direct compensation when he or she assumes more significant responsibilities and has a greater impact on the financial or operational success of the Company. Accordingly, the Compensation Committee decided to include a larger percentage of incentive compensation in the CEO’s target and actual total compensation mix for 2023, as reflected in the charts below.

Generally, the Compensation Committee targets NEO base salary compensation levels and short- and long-term incentive compensation opportunity percentages at the median of the selected peer group market data. For 2023, target executive compensation levels were considered in-line with respective market benchmarks.

The elements of compensation are described further below and are also detailed in the Summary Compensation Table and the other tables following this Compensation Discussion and Analysis.

Base Salary

In early 2023, the Compensation Committee recommended increased base salaries for certain NEOs, which were approved by the Board on February 23, 2023. The Compensation Committee approved larger base salary increases for Mr. Gorman and Mr. Ring to better align their pay opportunity with the median of our selected compensation

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peer group. The increase in Mr. Ring’s base salary also related to an increase in the scope of his duties, which now include oversight over certain portions of wealth management, including our trust and asset management businesses.

NEO annualized base salaries in effect at year-end 2023 were as follows:

	2023	Increase
Name	Base Salary	from 2022
John C. Asbury	$900,000	4.0%
Robert M. Gorman	$485,781	10.0%
Maria P. Tedesco	$630,691	4.0%
David V. Ring	$511,396	25.0%
Matthew L. Linderman	$470,000	N/A(1)
(1)	Mr. Linderman’s employment with the Company began on February 13, 2023.

Short-Term Incentive Compensation and Discretionary Bonus

As discussed above, the Management Incentive Plan, or “MIP,” is our short-term incentive compensation plan, which is administered by the Compensation Committee with input from our CEO. Under the MIP, the Compensation Committee determines each executive’s target incentive award at the beginning of the fiscal year, which is expressed as a percentage of each executive’s base salary. The Compensation Committee also selects corporate and individual/divisional performance measures, and each executive’s target incentive award is weighted between these measures. Additionally, the Compensation Committee establishes threshold, target and superior performance levels and the weights for each selected corporate performance measure. Under the terms of the MIP, cash payments may range from 0% to 200% of each executive’s target incentive award. If an executive’s employment is terminated before payment is made under the MIP for any reason other than for death, permanent disability or retirement at or after age 65 during the plan year, the executive is not entitled to receive any compensation thereunder.

Under the MIP, the Compensation Committee has the discretion to increase or decrease an incentive award in light of considerations it deems relevant and appropriate. In addition, unless the Compensation Committee determines otherwise, no incentive awards will be paid under the MIP, regardless of performance against the specified individual/divisional and corporate performance measures, if the Compensation Committee considers it imprudent to pay awards under the MIP based on (i) any regulatory agency issuing a formal, written enforcement action, memorandum of understanding or other negative directive action; or (ii) our credit quality. Payouts under the MIP are also subject to the terms of our Incentive Compensation Recovery Policy, as well as any similar provisions of applicable law or regulation.

For 2023, each NEO’s target incentive award and weighting between corporate and individual/ divisional performance measures were as follows:

			Individual/
	Target as a	Corporate	Divisional
	Percentage of	Goal	Performance
Name	Base Salary	Weighting	Weighting
John C. Asbury	100%	80%	20%
Robert M. Gorman	70%	80%	20%
Maria P. Tedesco	75%	80%	20%
David V. Ring	55%	50%	50%
Matthew L. Linderman	55%	60%	40%

Corporate Performance Measures

For our NEOs, other than Mr. Ring, the largest portion of the target incentive award was tied to our achievement of corporate performance measures. Mr. Ring is responsible for one of our most significant lines of business and therefore has an equal portion of his target incentive award tied to individual/divisional performance measures.

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In February 2023, the Compensation Committee reviewed and approved the 2023 corporate performance measures and weightings based on our Board-approved 2023 financial plan, which includes financial forecasts that consider our growth strategies, historical performance, and key economic assumptions for our industry. This process occurred, and corporate performance measures were established, before the industry experienced the unforeseen turmoil discussed above under “—Response to Industry Turmoil and Key 2023 Performance Highlights.” In response to these events, management and the Board updated our 2023 financial plan in the second quarter of 2023, to revise forecasted performance to address new economic assumptions while maintaining forecasted performance that we believed was consistent with delivering top-tier financial performance relative to our peers (the “Updated Financial Plan”). However, the Compensation Committee determined not to adjust the corporate performance levels under the MIP at that time due to continued significant uncertainty in the economic outlook and in the broader banking industry.

The selected corporate performance measures for 2023, their respective weightings and performance levels as set in February 2023 are outlined below (dollars in thousands). Actual performance between threshold, target and superior performance levels is calculated using straight line interpolation using a 50% payout for threshold performance, a 100% payout for target performance, and a 200% payout for superior performance.

Corporate Performance Measure(1)	Weighting	Threshold	Target	Superior
Net Operating Income	25%	$263,717	$277,597	$305,357
Operating ROA	20%	1.27%	1.34%	1.47%
Operating ROTCE	30%	19.14%	20.15%	22.17%
Operating Efficiency Ratio	25%	53.54%	50.99%	45.89%
	100%
(1)	For information regarding how the Compensation Committee defined these performance measures for 2023, see “—Incentive Awards Payouts—Corporate Performance” below.

Individual/Divisional Performance Measures

Each NEO has a portion of their incentive award tied to their individual/divisional performance. The CEO annually evaluates all other NEOs’ individual performance using an assessment model as determined by the CEO in consultation with the Chief Human Resource Officer. The CEO’s evaluation is then provided to the Compensation Committee to assist in determining incentive award payments. The Compensation Committee leads the CEO’s annual performance evaluation.

In 2023, our assessment model included the following seven key areas of focus:

Areas of Focus	Key Objectives
Strategic Plan, Formation & Execution	Successfully develops and implements business unit strategy, consistent with our overall strategic plan
Risk Management Initiatives & Key Metrics	Adheres to our management strategy and risk appetite through active partnership with all key risk stakeholders
Financial/Operating Results & Metrics	Manages to the financial plan for the executive’s area of responsibility
Leadership/People Management	Attracts, retains and develops diverse talent, defines future needs, evaluates current talent and makes changes where necessary
Operational Effectiveness & Scalability	Oversees, manages and drives operational efficiency, optimization and effectiveness to ensure a high delivery of service standards through the use of innovative solutions and automation

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Areas of Focus	Key Objectives
Customer (Internal and/or External) Experience	Builds strong customer relationships and delivers customer-centric solutions that are aligned to customer needs, driving high levels of customer satisfaction and engagement
Community Leadership & External Relationships	Promotes our mission and builds relationships with third party associations, businesses, social groups and other organizations that are beneficial to achieving our mission

Incentive Award Payouts and Discretionary Bonus

Corporate Performance. In February 2024, the Compensation Committee determined that due to the significant turmoil in the banking industry and its related impacts, we did not achieve any corporate performance measure under the MIP at threshold based on the levels set in February 2023. As a result, our NEOs were awarded 0% of their cash incentive compensation for our corporate performance measures under the MIP in 2023.

However, based on management’s performance and achievements during a year of significant industry turmoil, including those described above under “—Response to Industry Turmoil and Key 2023 Performance Highlights,” as well as our financial performance discussed below, and in light of the Compensation Committee’s overall compensation philosophy that, in part, seeks to attract and retain high level executive talent and to drive performance, the committee determined to pay out a discretionary bonus equal to what would have been paid if we had achieved target performance on each corporate performance measure under the MIP. This discretionary bonus is shown in the Summary Compensation Table in the “Bonus” column.

The Compensation Committee’s determination was based, in part, on its review of our financial performance on both an absolute basis and relative to our compensation peer group. For example, the Compensation Committee reviewed our performance on each corporate performance measure under the MIP in 2023, relative to the updated forecasts in our Updated Financial Plan, as shown in the following table (dollars in thousands).

Corporate Performance Measure	Weighting	Updated Forecast	Actual Results		% of Target Achieved
Net Operating Income(1)	25%	$225,472	$233,106	Above Forecast	103%
Operating ROA(2)	20%	1.11%	1.14%	Above Forecast	103%
Operating ROTCE(3)	30%	16.12%	17.21%	Above Forecast	107%
Operating Efficiency Ratio(4)	25%	55.60%	54.15%	Above Forecast	103%
	100%

(1)	Net operating income excludes from net income strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third-party vendor contracts, and charges for exiting certain leases), merger-related costs, a legal reserve associated with our previously disclosed settlement with the CFPB, a FDIC special assessment, loss on sale of securities, and gain on sale-leaseback transactions.
(2)	Operating ROA is calculated by dividing net operating income (defined above) by our average total assets.
(3)	Operating ROTCE is calculated by dividing net operating income (defined above), as further adjusted to exclude preferred dividends and tax-effected amortization of intangible assets, by our average tangible common equity.

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(4)	Operating efficiency ratio is calculated by taking our adjusted non-interest expense and dividing it by our adjusted revenues. Adjusted noninterest expense excludes the amortization of intangible assets, strategic cost saving initiatives, merger-related costs, a legal reserve associated with our previously disclosed settlement with the CFPB, a FDIC special assessment, loss on sale of securities, and gain on sale-leaseback transactions.

In addition, the Compensation Committee also noted that our financial performance exceeded the median of our proxy peer group on each selected return measure under the MIP—Operating ROA, Operating ROTCE and Operating Efficiency Ratio.

Individual/Divisional Performance. The following table describes key highlights of each NEO’s individual/divisional performance in 2023, and the associated payout percentage of their incentive award related to their individual/divisional performance under the MIP for 2023, in each case as approved by the Compensation Committee:

Name	Individual /Divisional Performance Key Highlights	Payout % for Individual/ Divisional Performance
John C. Asbury

Mr. Asbury achieved strong performance and led his management team through the successful execution of three critical strategic actions during 2023. First, the undertaking of a thorough expense review, led by Mr. Gorman, to improve operating leverage where approximately $17 million in annualized strategic cost saving initiatives were identified. Second, the creation of a multi-year and ongoing relationship with a significant strategic partner, which ultimately resulted in our entering into a merger agreement to acquire American National Bankshares Inc. And third, again in partnership with Mr. Gorman and his team, completing the sale-leaseback transaction which was paired with a balance sheet repositioning whereby a portion of low yielding available for sale securities were sold at a loss and reinvested into higher yielding securities. Mr. Asbury continues to demonstrate strong leadership capabilities and has achieved numerous individual honors and recognition, and through participation in significant banking industry, public and private sector opportunities, has strengthened the Bank’s relationships and reputation across our footprint.

125%
Robert M. Gorman

Mr. Gorman demonstrated exemplary leadership and strategic perspective with a series of proactive actions that enabled us to successfully navigate 2023’s challenging industry environment. Major accomplishments included successfully leading our financial response to the industry turmoil, including developing our strategic cost savings measures that we initiated in the second quarter, which are expected to reduce our annual expense run rate by approximately $17 million, as well as developing our liquidity and depository pricing strategy initiated in response to the turmoil. Mr. Gorman also led our M&A execution strategy that resulted in us entering into a merger agreement to acquire American National Bankshares Inc., as well as executed on sale-leaseback transactions and balance sheet repositioning strategies to position us for a higher-for-longer interest rate environment.

125%

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Name	Individual /Divisional Performance Key Highlights	Payout % for Individual/ Divisional Performance
Maria P. Tedesco

Ms. Tedesco provided outstanding leadership across numerous initiatives during a challenging 2023. She guided our customer-facing business lines’ incident response to the bank failures, while achieving key objectives of the strategic plan and growing our deposit base 5.6% year-over-year despite the industry disruption. She also led the execution of our strategic cost savings measures initiated in the second quarter, which included a 4% headcount reduction, and made substantial progress on our transformation agenda with a renegotiation of our core operating system vendor contracts and the selection of a new online and mobile banking platform. Additionally, she is leading the American National Bankshares, Inc. integration planning effort and reorganized several business lines to improve controls, risk management practices, efficiency, and accountability.

125%
David V. Ring

Mr. Ring drove strong results for both the Wholesale and Wealth Management teams, and supported enterprise-wide initiatives including increasing consumer relationships with Wholesale clients through a partnership with our Workplace Solutions Banking team and consolidating our loan documentation responsibility for both Business Banking and Wholesale. He also completed our transition from LIBOR to SOFR in partnership with our Finance team. He has reduced the salary expense run rate for his business lines by approximately $5.3 million and has focused his efforts on diversity, equity, inclusion and belonging with attention to recruiting diverse talent. Other areas of focus for Mr. Ring in 2023 included increasing bank-wide employee volunteerism, expanding community reinvestment, supporting bank-wide operations initiatives around HMDA, adherence to Regulation B, and reducing processing exceptions. Under his leadership, we have seen strong business growth in loans, deposits, treasury management and a reduction in fraud expenses.

125%
Matthew L. Linderman

Mr. Linderman successfully led the first phase of our three-year technology strategy and roadmap, which has led to both a maturing and modernizing of our technology stack. This first phase included the completion of our core modernization initiative including the renegotiation of core operating system vendor contracts and the selection of a new online/mobile banking platform. This work resulted in substantial expected savings of approximately $6 - $7 million per year. In addition, he accomplished certain key technology enhancements to drive better teammate and customer experience by adding capabilities including the implementation of Enterprise Salesforce and a new Customer Care Center Voice Response Unit.

110%

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Payouts. In 2023, as discussed above, the Compensation Committee paid incentive awards in the form of (a) incentives under the MIP related to each NEO’s performance with respect to their individual/divisional metrics, and (b) a discretionary bonus equal to what would have been paid if we had achieved target performance on the portion of the MIP tied to our corporate performance measures, the aggregate of which was equal to 100% of target under the MIP for each respective NEO, as set forth in the following table.

Name	Total Incentive Payout		% of Base Salary
John C. Asbury	$945,000	(1)	105%
Robert M. Gorman	$357,049	(1)	74%
Maria P. Tedesco	$496,669	(1)	79%
David V. Ring	$316,426	(1)	62%
Matthew L. Linderman	$268,840	(1)	57%
(1)	The portion of the total cash incentive payout that was paid as a discretionary bonus is reported in the Summary Compensation Table in the “Bonus” column, as follows: Mr. Asbury—$720,000; Mr. Gorman—$272,037; Ms. Tedesco—$378,415; Mr. Ring—$140,634; and Mr. Linderman—$155,100.

While each NEO exceeded the target performance level with respect to the portion of their annual cash incentive payment tied to their individual/divisional performance measures, the Compensation Committee exercised its discretion to cap cash payments for the achievement of these measures at 100% of target and instead award amounts above the target level of individual/divisional performance in the form of a restricted stock award that will vest on the one-year anniversary of the grant date. This resulted in the following equity awards to our NEOs with respect to the individual/divisional performance measures under the MIP; however, as this use of discretion was applied in 2024, the stock awards will not be reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table until our 2025 proxy statement.

Name	Equity Award
John C. Asbury	$45,000
Robert M. Gorman	$20,000
Maria P. Tedesco	$25,000
David V. Ring	$35,000
Matthew L. Linderman	$10,000

Long-Term Incentive Compensation

We also use long-term incentive compensation to motivate our executives to execute and achieve long-term results and to align their interests with those of our shareholders. The Compensation Committee approves long-term incentive compensation awards annually.

In making long-term incentive compensation determinations, the Compensation Committee considers the following:

●	our performance relative to peers;
●	industry-specific survey results;
●	the data and opinions offered by the Compensation Committee’s independent compensation consultant;
●	our earnings, growth, and risk management practices and results; and
●	the accounting and tax treatment of the type of award that may be granted, for both us and the recipient.

We also maintain a stock ownership policy to support the objective of increasing the amount of our common stock owned by our executive officers (including our NEOs), to align the financial interests of our executive officers with the general financial interests of our shareholders, and to seek to ensure that our executive officers have a significant stake in our long-term success. See the discussion below under “—Executive Stock Ownership” for a description of our stock ownership policy applicable to our executive officers.

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Stock Incentive Plan

In 2021, our shareholders approved the Atlantic Union Bankshares Corporation Stock and Incentive Plan, as amended and restated May 4, 2021, which we refer to as the “AUB SIP”. Under the AUB SIP, we can grant up to 4,000,000 shares of our common stock in the form of stock options, restricted stock, restricted stock units, stock awards, PSUs and performance cash awards to our eligible employees and non-employee directors. The Compensation Committee administers the AUB SIP and has discretion with respect to determining whether, when, and to whom such awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule (subject to Board approval, in the case of NEOs). As of December 31, 2023, there were 1,204,260 shares remaining under the AUB SIP for future grants and awards.

2023 Long-Term Incentive Program Awards

The Compensation Committee grants a combination of time-based restricted stock and PSU awards to balance our executives’ long-term incentive compensation between retention and performance awards. The Compensation Committee believes that this combination, coupled with meaningful stock ownership requirements, reduces the risk profile of the awards while ensuring that our executives are focused on our long-term success and increasing shareholder value.

The 2023 Long-Term Incentive Program (“LTIP”) awards granted to our NEOs in February 2023 consisted of the following:

Award Type	Portion of LTIP Awards for CEO	Portion of LTIP Awards for All Other NEOs	Vesting or Performance Period
Time-Based Restricted Stock	40%	50%	Three-year ratable vesting
Performance Share Units	60%	50%	Three-year performance period

Time-Based Restricted Stock. The time-based restricted stock awards will vest in equal annual installments over a three-year period, provided the executive remains employed through each vesting date, subject to certain exceptions.

Performance Share Units. The PSUs are only earned on our achievement of the selected performance measure established by the Compensation Committee over a three-year performance period, provided the executive remains employed through the payment date (which is the date within sixty days following the end of the three-year performance period that the Compensation Committee certifies the performance results), subject to certain exceptions.

In 2023, the Compensation Committee, in consultation with Meridian, added an additional performance metric to the PSUs, which the committee believes aligns with market practice and creates a more balanced approach to measuring performance over the long-term period. As a result, the 2023 PSUs are subject to the achievement of two equally weighted performance measures—total shareholder return (“TSR”) and core ROATCE—each relative to banks comprising the KBW Regional Banking Index. Below are the performance measures and threshold, target and maximum achievement levels for the 2023-2025 performance cycle for the 2023 PSUs:

Performance Measure	Weight	Threshold	Target	Maximum
TSR Rank (1) - Relative to population of KBW Regional Banking Index constituents	50%	25th Percentile	50th Percentile	100th Percentile
Core ROATCE Rank (1) - Relative to population of KBW Regional Banking Index constituents	50%	25th Percentile	50th Percentile	100th Percentile
Payout Range (% of Target)	100%	50%	100%	200%

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(1)	Performance results between threshold and target and target and maximum are calculated on a straight- line interpolation basis. Performance for either of the measures below the 25th percentile will result in no vesting of the portion of the 2023 PSU awards associated with that measure.

In addition, all 2023 LTIP awards (time-based restricted stock and PSUs) are subject to clawback by us as required by our Incentive Compensation Recovery Policy and applicable law. Under our Incentive Compensation Recovery Policy, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Board will take reasonably prompt action to recover all incentive-based compensation in excess of the amount that would have been received based on the restatement, unless the Compensation Committee determines it to be impracticable as set forth in the policy. We reserve the right to modify other long-term incentive awards granted to an executive should they fail to surrender or repay the PSU and/or time-based restricted stock awards in compliance with this policy.

For a description of the treatment of time-based restricted stock and PSU awards upon termination, see “Potential Payments Upon Termination or Change in Control—Equity Awards” below.

2023 Long-Term Incentive Program Awards. The table below shows the number of shares and units granted as time-based restricted stock and PSU awards under the 2023 LTIP to our NEOs in February 2023:

	Time-Based	Performance
	Restricted	Share
Name	Stock	Units(1)
John C. Asbury	17,216	25,824
Robert M. Gorman	8,436	8,436
Maria P. Tedesco	11,627	11,628
David V. Ring	6,423	6,424
Matthew L. Linderman	3,746	3,746
(1)	The amount provided represents payment of the 2023 PSUs at target.

March 2023 Time-Based Restricted Stock Award to Mr. Linderman

Mr. Linderman joined us in February 2023 as our new Chief Information Officer. In accordance with his employment offer, we awarded Mr. Linderman a time-based restricted stock award on the one-month anniversary of his hire date with a grant date fair value of $100,000. The award vests in equal annual installments over a three-year period, provided he remains employed through each vesting date, subject to certain exceptions.

2021 Performance Share Unit Results

The performance period for the 2021 PSUs ended on December 31, 2023. The performance measure for this award was our TSR, relative to the TSR of banks comprising the KBW Regional Banking Index. The 2021 PSUs had a payout threshold of 10% (for relative TSR at the 25th percentile), a target of 100% (for relative TSR at the 50th percentile), and a maximum of 200% (for relative TSR at the 100th percentile).

Measure	Threshold	Target	Maximum	Actual Performance
Relative TSR(1)	25th percentile	50th percentile	100th percentile	47th percentile
(1)	Measured relative to the population of KBW Regional Banking Index constituents.

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Based on the above, the 2021 PSUs were earned at 89% of target. Payment of the earned portion of the 2021 PSUs occurred on January 24, 2023, the date the Compensation Committee certified the performance results, and were as follows:

Name	2021 Earned PSUs
John C. Asbury	15,965
Robert M. Gorman	6,035
Maria P. Tedesco	7,646
David V. Ring	4,194

Mr. Linderman did not begin his employment with the Company until 2023 and, therefore, he did not have any outstanding 2021 PSUs.

Executive Stock Ownership Policy

Our stock ownership policy was developed based on a review of competitive market practice for the purpose of enhancing the alignment of executive and shareholder interests. Our stock ownership policy applies to our executive officers based upon their position as follows:

Position	Value of Shares Owned
Chief Executive Officer	5× Base Salary
Bank President	3× Base Salary
Chief Financial Officer	3× Base Salary
Other Executive Officers	1× Base Salary

The stock ownership policy states that each executive should achieve the designated level of stock ownership within a five-year period. Under the stock ownership policy, if the required stock ownership level is increased for an executive, there is an additional three-year period in which the executive is expected to achieve the new required ownership level. For a new executive officer, as defined in the policy, the five-year period begins on January 1 of the year following his or her date of hire or designation as an executive officer. Prior to meeting the applicable stock ownership level noted in our stock ownership policy, an executive officer must retain 50% of the pre-tax value of any new shares acquired through our incentive plans or other equity compensation arrangements. Unexercised stock options and unearned PSUs are not counted toward an executive officer’s stock ownership level under the stock ownership policy.

Each executive officer’s stock ownership level is reviewed annually by our Compensation Committee. As of the April 2023 review, all of our NEOs were in compliance with their respective stock ownership levels or were within the initial five-year period to achieve compliance.

Employment Agreements

On January 14, 2022, we entered into an employment agreement with Ms. Tedesco, in connection with her appointment as Chief Operating Officer of the Bank. Also on January 14, 2022, we entered into an amended and restated employment agreement with each of Mr. Asbury and Mr. Gorman to make non- material, conforming changes to their pre-existing agreements for alignment with Ms. Tedesco’s agreement. Mr. Asbury, Mr. Gorman and Ms. Tedesco are our only NEOs who have employment agreements with the Company. The terms of these agreements were negotiated and determined considering the best interests of the Company and our shareholders. In attracting and securing a talented team of executive officers, we believe we have positioned the Company to successfully execute our growth strategy and vision.

The employment agreement with each of Mr. Asbury, Mr. Gorman and Ms. Tedesco had an initial term that ended on December 31, 2022, at which time it automatically renewed and will continue to renew on each December 31 thereafter, unless we give notice to the executive by September 30 before the applicable renewal date that the

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employment term will not be extended. Under each employment agreement, the executive’s base salary is reviewed annually by the Board, and each executive is eligible to participate in our short-term and long-term incentive compensation plans, at the discretion of our Board and Compensation Committee.

Severance and Change in Control Arrangements

We provide change in control benefits, and in certain circumstances severance benefits, specifically to retain our executive officers, including our NEOs, during a potential change in control and also to provide income continuation in the event of certain involuntary terminations. We believe these arrangements are consistent with peer practices and provide an appropriate level of compensation to our executive officers if their employment is terminated and they need to find comparable employment within a short period of time. The change in control benefits also allow our executives to pursue potential change in control transactions that are in the best interests of our shareholders regardless of whether such transactions may result in the loss of their own job.

Each of our employment agreements with Mr. Asbury, Mr. Gorman and Ms. Tedesco provide severance benefits in the event of certain involuntary terminations. In addition, we have entered into management continuity agreements with Mr. Asbury, Mr. Gorman and Ms. Tedesco that provide certain “double trigger” cash severance benefits in the event of a qualifying termination following a change in control.

All of our other NEOs participate in the Atlantic Union Bankshares Corporation Executive Severance Plan as amended and restated effective November 18, 2021 (the “Executive Severance Plan”), which provides severance benefits in the event of certain involuntary terminations, including “double-trigger” cash severance benefits in the event of a qualifying termination following a change in control.

For a more detailed description of the severance and change in control benefits applicable to our NEOs, including a description of the vesting provisions for our time-based restricted stock and PSU awards, see the discussion below under “Potential Payments Upon Termination or Change in Control.”

Executive Perquisites and Other Benefits

We provide limited perquisites to our executive officers, as follows.

In accordance with our vehicle policy, Mr. Asbury, Mr. Ring and Ms. Tedesco are provided with Company-owned and maintained vehicles for business use, and any personal use is considered a perquisite to the NEO. Both Mr. Asbury and Ms. Tedesco also receive reimbursement of certain club memberships.

Our NEOs participate in our executive wellness allowance program, which provides reimbursement up to an annual limit of $15,000 (net of taxes) of certain financial planning expenses and/or expenses incurred in connection with receiving an annual physical or concierge membership through an executive health program.

We also provide additional long-term disability coverage to executives who are unable (due to plan restrictions) to obtain the 60% of base salary coverage under our standard Long-Term Disability benefit. All of the NEOs are covered under this program.

Other Benefits and Agreements

Our executive officers are eligible to participate in the health and welfare benefit programs available to all of our employees. These programs include medical, dental, and vision coverages, short- and long-term disability plans, and life insurance. Our executive officers are also eligible to participate in our Employee Stock Ownership Plan included in our 401(k) plan.

In addition, we have a 401(k)-profit sharing plan, and our executive officers participate in this plan and are fully vested in their own contributions. Our discretionary matching contributions vest at 100% on two years of service.

The Company and each NEO, other than Mr. Linderman, are also parties to bank owned life insurance (“BOLI”) agreements. Generally, under each BOLI agreement, we applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to the executive’s estate, as applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to us. Any death benefit paid to us will be in excess of any death benefit paid to the executive’s designated beneficiary.

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The following table outlines the respective cumulative death benefits that would be paid to each executive’s designated beneficiary or estate pursuant to any BOLI agreements we have entered into with the executive.

Name	Death Benefit
John C. Asbury	$100,000
Robert M. Gorman	$300,000
Maria P. Tedesco	$100,000
David V. Ring	$100,000

Executive Compensation in 2024

In November 2023, the Compensation Committee conducted an executive compensation review with data and analyses provided by Meridian, its independent compensation consultant at that time. The purpose of the review was to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2024. Individual positions are benchmarked as part of the review against comparable positions at other organizations in terms of role, level, and responsibilities. The review indicated that in the aggregate compensation levels fell within the competitive range for each pay component (meaning, plus or minus 15% of the market median); however, competitive positioning varied by individual.

In February 2024, the Compensation Committee and Board met and approved new base salaries for the NEOs. At the same time in February the Compensation Committee also approved and recommended to the Board for approval a change in the long-term incentive opportunity for Messrs. Asbury and Gorman. All of these changes were made to seek to ensure that targeted compensation to our individual executives remains competitive. As a result of these approvals the new base salaries and the target incentive opportunities for all NEOs for 2024 are as follows:

Name	2024 Base Salary	2024% Increase
John C. Asbury	$990,000	10%
Robert M. Gorman	$534,359	10%
Maria P. Tedesco	$655,919	4%
David V. Ring	$531,852	4%
Matthew L. Linderman	$488,800	4%

	Incentive Opportunity
Name	2024 Short-Term	2024 Long-Term
John C. Asbury	100%	200%
Robert M. Gorman	70%	115%
Maria P. Tedesco	75%	115%
David V. Ring	55%	75%
Matthew L. Linderman	55%	60%

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the members of the Compensation Committee,

Linda V. Schreiner, Chair

Rilla R. Delorier

Frank Russell Ellett

Michelle A. O’Hara

Thomas P. Rohman

F. Blair Wimbush

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued, paid, or awarded to our NEOs by the Company or its subsidiaries during the years indicated.

						Non-Equity
				Stock		Incentive Plan	All Other
Name and Principal		Salary	Bonus(1)	Awards(2)		Compensation(4)	Compensation(5)	Total
Position	Year	($)	($)	($)		($)	($)	($)
John C. Asbury	2023	894,213	720,000	1,644,042	(3)	180,000	116,225	3,554,480
President and CEO of the	2022	859,733	—	1,381,053		977,766	107,643	3,326,195
Company; CEO of the Bank	2021	832,000	—	1,173,345		1,073,280	114,664	3,193,289
Robert M. Gorman	2023	478,421	272,037	642,908	(3)	68,010	38,272	1,499,648
EVP and Chief Financial	2022	438,788	—	493,398		324,369	31,359	1,287,914
Officer of the Company	2021	424,634	—	433,101		356,056	37,786	1,251,577
Maria P. Tedesco	2023	626,648	378,415	886,132	(3)	94,603	95,933	2,081,731
EVP of the Company;	2022	602,032	—	742,064		479,689	62,358	1,886,143
President and Chief Operating Officer of the	2021	489,060	—	802,097		441,621	58,410	1,791,188
Bank
David V. Ring	2023	494,350	140,634	489,535	(3)	140,634	62,631	1,327,784
EVP of the Company;	2022	406,495	—	326,512		243,425	53,734	1,030,166
Wholesale Banking Group	2021	393,382	—	295,777		249,760	34,848	973,767
Executive of the Bank
Matthew L. Linderman(6)	2023	416,591	405,100	385,487	(3)	103,400	35,328	1,345,906
EVP of the Company;
Chief Information Officer
of the Bank
(1)	The amounts in this column represent a discretionary bonus awarded in 2023 as a result of our performance in 2023 and in light of the performance-based payout determination under the MIP, which are further described above under “Compensation Discussion and Analysis—Response to Industry Turmoil and Key 2023 Performance Highlights” and “Compensation Discussion and Analysis—Short-Term Incentive Compensation and Discretionary Bonus.” In addition, for Mr. Linderman, this amount also includes a signing bonus of $250,000.
(2)	The amounts reported reflect the aggregate grant date fair value of the time-based restricted stock and PSUs granted to our NEOs, computed in accordance with FASB ASC Topic 718. A discussion of our assumptions related to stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation,” to our consolidated financial statements included in our 2023 Annual Report on Form 10-K. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of PSUs that vest based on relative total shareholder return (the “TSR PSUs”), a market-based condition, were estimated using a Monte Carlo simulation model. The aggregate grant date fair value of PSUs that vest based on relative ROATCE (the “ROATCE PSUs”) were calculated based on the probable outcome of the performance conditions as of the grant date, which, for the 2023 grants, was target level performance. For 2023, this column does not include the value of certain restricted stock awards granted in early 2024 for the above-target portion of the 2023 annual incentive award determined based on 2023 performance. See “Compensation Discussion and Analysis—Short-Term Incentive Compensation and Bonus” for additional details.

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(3)	Represents the following awards of time-based restricted stock and performance-based units and their grant date fair values:

Name	Time-Based Restricted Stock ($)	TSR PSU ($)	ROATCE PSU (a) ($)
John C. Asbury	648,010	510,024	486,008
Robert M. Gorman	317,531	166,611	158,766
Maria P. Tedesco	437,640	229,653	218,839
David V. Ring	241,762	126,874	120,900
Matthew L. Linderman	241,004	73,983	70,500
(a)	The ROATCE PSUs were determined to have a value at the grant date based on management’s assessment that it was probable that the units would vest at the target level of performance. However, if the highest level of performance conditions with respect to the ROATCE PSUs granted in 2023 are satisfied, then the value of the units determined as of the grant date, would be as follows: Mr. Asbury—$972,016, Mr. Gorman—$317,532; Ms. Tedesco—$437,678; Mr. Ring—$241,800; Mr. Linderman—$141,000.
(4)	See “Compensation Discussion and Analysis—Short-Term Incentive Compensation and Discretionary Bonus” above for a description of how the Compensation Committee determined the non-equity incentive plan payments awarded in 2023.
(5)	The details of the components of this column are provided in the table below entitled “2023 All Other Compensation Table.”
(6)	Mr. Linderman became a named executive officer for the first time in 2023.

2023 All Other Compensation Table

	Company
	Contributions	Dividends on
	to Retirement	Restricted
	and 401(k)	Stock	Other Plan	BOLI	Other
	Plans(1)	Awards(2)	Payments(3)	Income	Benefits (4)	Total
Name	($)	($)	($)	($)	($)	($)
John C. Asbury	14,695	35,251	19,275	119	46,885	116,225
Robert M. Gorman	14,695	14,849	4,823	615	3,290	38,272
Maria P. Tedesco	14,695	25,123	10,742	158	45,215	95,933
David V. Ring	14,695	10,668	6,838	131	30,299	62,631
Matthew L. Linderman	13,200	6,173	1,112	—	14,843	35,328
(1)	Represents matching contributions made by the Company to the Company’s 401(k) plan and discretionary employer contributions made by the Company on behalf of the individuals to the Employee Stock Ownership Plan included in our 401(k) plan.
(2)	The executives receive the same cash dividends on restricted shares as holders of common stock.
(3)	Represents premiums paid on supplemental long-term disability benefits for each executive under the Supplemental Individual Disability Plan.
(4)	Represents (a) the aggregate incremental costs for personal use of Company-owned cars for Mr. Asbury, Mr. Ring and Ms. Tedesco calculated based on the annual costs for us to own and operate each car, taking into account depreciation, insurance, maintenance and fuel; (b) financial planning services and/or executive health benefits provided under the executive wellness allowance for all NEOs; and (c) country club dues for Mr. Asbury and Ms. Tedesco. The cost of each other benefit in this column did not exceed $25,000, except for benefits provided to Mr. Asbury under our executive wellness allowance of $27,332.

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Grants of Plan-Based Awards in 2023

The following table provides information regarding stock awards granted in 2023 and the annual cash incentive compensation award opportunity for 2023 for each NEO.

								All Other
								Stock
								Awards:
								Number of	Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Shares of	Fair Value
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Award (4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
John C.	N/A	450,000	900,000	1,800,000	—	—	—	—	—
Asbury	2/23/2023	—	—	—	12,912	25,824	51,648	—	996,032
	2/23/2023	—	—	—	—	—	—	17,216	648,010
Robert M.	N/A	170,023	340,047	680,093	—	—	—	—	—
Gorman	2/23/2023	—	—	—	4,218	8,436	16,872	—	325,377
	2/23/2023	—	—	—	—	—	—	8,436	317,531
Maria P.	N/A	236,509	473,018	946,037	—	—	—	—	—
Tedesco	2/23/2023	—	—	—	5,814	11,628	23,256	—	448,492
	2/23/2023	—	—	—	—	—	—	11,627	437,640
David V.	N/A	140,634	281,268	562,536	—	—	—	—	—
Ring	2/23/2023	—	—	—	3,212	6,424	12,848	—	247,774
	2/23/2023	—	—	—	—	—	—	6,423	241,762
Matthew L.	N/A	129,250	258,500	517,000	—	—	—	—	—
Linderman	2/23/2023	—	—	—	1,873	3,746	7,492	—	144,483
	2/23/2023	—	—	—	—	—	—	3,746	140,999
	3/13/2023	—	—	—	—	—	—	2,964	100,005
(1)	Represents the possible payout range under the MIP for annual cash incentive awards granted in 2023, with all payments subject to achievement of corporate and individual/divisional performance measures. The annual cash incentive awards earned by and paid to the NEOs in 2023 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.”
(2)	Reflects PSU awards granted under the 2023 LTIP. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2023 Long-Term Incentive Program Awards” for additional details. Any PSUs earned will be paid after the Compensation Committee certifies the performance results, which must occur within the 60-day period following the end of the performance period.
(3)	Reflects time-based restricted stock awards granted under the LTIP. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2023 Long-Term Incentive Program Awards” for additional details.
(4)	The amounts reported reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of TSR PSUs were estimated using the Monte Carlo simulation model. The aggregate grant date fair value of the ROATCE PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, which, for 2023 grants, was target level performance. A discussion of our assumptions for stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation,” to our consolidated financial statements included in our 2023 Annual Report on Form 10-K.

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Outstanding Equity Awards at Fiscal Year-End 2023

The following table shows certain information regarding outstanding time-based restricted stock and PSU awards previously granted to our NEOs that were outstanding as of December 31, 2023. None of our NEOs held any outstanding stock options as of December 31, 2023.

	Stock Awards
							Equity Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or Payout
		Number of		Market Value	Number of		Value of Unearned
		Shares of		of Shares of	Unearned		Shares, Units or
		Stock That		Stock That	Shares or Units		Other Rights
	Grant Date or	Have Not		Have Not	That Have		That Have
	Performance	Vested		Vested(1)	Not Vested(2)		Not Vested(1)
Name	Period	(#)		($)	(#)		($)
John C. Asbury	2/23/2021	3,986	(3)	145,648	—		—
	2/24/2022	8,818	(4)	322,210	—		—
	2/23/2023	17,216	(5)	629,073	—		—
	1/1/2021-12/31/2023	17,938	(6)	655,455	—		—
	1/1/2022-12/31/2024	—		—	19,841	(7)	724,990
	1/1/2023-12/31/2025	—		—	25,824	(7)	943,609
Robert M. Gorman	2/23/2021	1,507	(3)	55,066	—		—
	2/24/2022	3,150	(4)	115,101	—		—
	2/23/2023	8,436	(5)	308,251	—		—
	1/1/2021-12/31/2023	6,781	(6)	247,778	—		—
	1/1/2022-12/31/2024	—		—	7,088	(7)	258,996
	1/1/2023-12/31/2025	—		—	8,436	(7)	308,251
Maria P. Tedesco	2/23/2021	1,909	(3)	69,755	—		—
	2/24/2022	4,738	(4)	173,127	—		—
	2/23/2023	11,627	(5)	424,851	—		—
	1/1/2021-12/31/2023	8,591	(6)	313,915	—		—
	1/1/2022-12/31/2024	—		—	10,661	(7)	389,553
	1/1/2023-12/31/2025	—		—	11,628	(7)	424,887
David V. Ring	2/23/2021	1,047	(3)	38,257	—		—
	2/24/2022	2,084	(4)	76,149	—		—
	2/23/2023	6,423	(5)	234,696	—		—
	1/1/2021-12/31/2023	4,712	(6)	172,176	—		—
	1/1/2022-12/31/2024	—		—	4,691	(7)	171,409
	1/1/2023-12/31/2025	—		—	6,424	(7)	234,733
Matthew L.	2/23/2023	3,746	(3)	136,879	—		—
Linderman	3/13/2023	2,964	(8)	108,305	—		—
	1/1/2023-12/31/2025	—		—	3,746	(7)	136,879
(1)	Computed by multiplying the number of shares reported in the preceding column by the closing price of our common stock on December 29, 2023 of $36.54 per share.
(2)	Represents PSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the payment date, which is the date following the end of the three- year performance period that the Compensation Committee certifies the performance results. Any PSUs that vest will be converted to shares of our common stock on a one-for-one basis. PSUs that do not vest will be forfeited.
(3)	2021 time-based restricted stock (“TRS”). This award vested on February 23, 2024.
(4)	2022 TRS. One-half of the outstanding TRS vested on February 24, 2024, and one-half is scheduled to vest on February 24, 2025.
(5)	2023 TRS. One-third of the outstanding award vested on February 23, 2024, one-third is scheduled to vest on February 23, 2025, and one-third is scheduled to vest on February 23, 2026.
(6)	2021 PSU (Performance Achieved). Represents PSUs earned upon satisfaction of performance at 89%, subject to the officer’s continued service through the payment date. These PSUs were vested and paid January 24, 2024. See the description of our performance and satisfaction of the performance measures for the 2021 PSUs in

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“Compensation Discussion and Analysis—Long-Term Incentive Compensation—2021 Performance Share Unit Results” above.
(7)	PSUs (Performance Not Yet Achieved). The number of unearned PSUs reported assumes the units are earned and vested at the targeted performance level.
(8)	2023 TRS. One-third of the outstanding award vested on March 13, 2024, one-third is scheduled to vest on March 13, 2025, and one-third is scheduled to vest on March 13, 2026.

Stock Vested in 2023

The following table provides information that is intended to enable investors to understand the value of the equity realized by the NEOs upon the vesting of stock during the most recent fiscal year. None of the NEOs exercised any stock options during 2023, nor do they hold any outstanding stock options.

	Stock Awards
	Number of Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
John C. Asbury	21,424	815,155
Robert M. Gorman	8,008	304,741
Maria P. Tedesco	13,883	512,617
David V. Ring	5,284	201,041
Matthew L. Linderman	—	—
(1)	The value realized is the gross number of shares that vested multiplied by the closing price of our common stock on the vesting date. For purposes of this table, where a vesting date was a non-business day, we used the closing price of our common stock on the business day before the vesting date.

Nonqualified Deferred Compensation for 2023

We offer a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which eligible executives and non-employee directors may elect annually to defer compensation paid to them by us on a pre-tax basis. The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account at the time of the actual deferral and the account is credited with earnings commensurate with the elected investments. The available investment options are our common stock and the funds available for directed investment under the Virginia Bankers Association Master Defined Contribution Plan. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Participants elect, in advance of the deferral of their compensation, the timing for when the funds will be distributable to them. In general, a participant may elect distributions to occur on a specific date before termination of employment, upon termination of employment for any reason including retirement, death or disability, or on a change in control. Participants may also select the form in which benefits will be paid, which can be either as a lump sum or in substantially equal installments, payable annually, over a term of no less than 2 years and no more than 20 years.

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The following table summarizes the nonqualified deferred compensation for the NEOs in 2023.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY(1)	in Last FY	Last FY	Distributions	Last FYE(2)
Name	($)	($)	($)	($)	($)
John C. Asbury	—	—	—	—	—
Robert M. Gorman	99,984	—	44,848	—	275,631
Maria P. Tedesco	—	—	—	—	—
David V. Ring	226,500	—	94,244	—	539,052
Matthew L. Linderman	—	—	—	—	—
(1)	These amounts are included in the Summary Compensation Table.
(2)	Of the amounts disclosed in this column, the following amounts were previously reported as compensation to the NEO in a Summary Compensation Table prior to 2023: Gorman—$139,800 and Ring—$258,321.

Potential Payments upon Termination or Change in Control

Employment Agreements of Mr. Asbury, Mr. Gorman and Ms. Tedesco

The employment agreements between the Company and each of Mr. Asbury, Mr. Gorman and Ms. Tedesco require us to make certain severance payments and provide severance benefits to the applicable executive upon the termination of the executive’s employment with the Company under certain circumstances.

Termination Without Cause or for Good Reason. Under each employment agreement, if we terminate the executive’s employment without “Cause” (as defined in the agreement) or if the executive terminates his or her employment for “Good Reason” (as defined in the agreement), the executive will be entitled to payment of the executive’s then current base salary for a period of two years from the termination date paid in installments as if the executive had remained employed, plus a welfare benefit paid in a lump sum equal to the product of our monthly contribution to group health, dental and vision insurance benefits times 24 (the “Welfare Benefit”). Payment of such compensation and benefits contributions is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.

Failure to Renew Employment Agreement. If we fail to renew the executive’s employment agreement for calendar year 2023 or thereafter, the executive will be entitled to payment of the executive’s base salary for one year from the termination date paid in installments as if the executive had remained employed, plus a welfare benefit paid in a lump sum equal to the product of our monthly contribution to group health, dental and vision insurance benefits times 12. Payment of such compensation and benefits contributions is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.

Death. If the executive’s employment is terminated due to death, we will pay his or her designated beneficiary or estate an amount equal to the executive’s then current base salary for a period of six months in installments as if the executive had remained employed.

Cause. In the event of a termination for Cause, each executive is only entitled to receive his or her accrued but unpaid base salary and any unreimbursed expenses he or she may have incurred before the date of termination.

Change in Control. Each employment agreement terminates in the event there is a change in control of the Company, at which time the management continuity agreements detailed below will become effective and any termination benefits will be determined and paid solely pursuant to the applicable management continuity agreement.

Management Continuity Agreement of Mr. Asbury, Mr. Gorman and Ms. Tedesco

We have entered into management continuity agreements with each of Mr. Asbury, Mr. Gorman and Ms. Tedesco, which have the same term and renewal provisions as their respective employment agreement described above under “Compensation Discussion and Analysis—Employment Agreements.”

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Under each management continuity agreement, we or our successor must continue to employ each executive for a term of two years after the date of a “Change in Control” of the Company (as defined in the agreement). Under their respective agreements, each executive will retain commensurate authority and responsibilities, compensation and benefits, and will receive a base salary equal to or greater than the base salary they received in the year immediately prior to the Change in Control and an annual bonus equal to or greater than the average annual bonus they received for the two years immediately prior to the Change in Control.

If the executive’s employment is terminated during the two-year protection period following a Change in Control, other than for death, “Cause” or “Disability” (each as defined in the agreement), or if the executive terminates his or her employment for “Good Reason” (as defined in the agreement), each executive will be entitled to a lump sum cash payment after the date of termination in an amount equal to:

●	any benefits and compensation (including short- and long-term incentive awards) which have been earned or become payable, but have not yet been paid, including any amounts previously deferred (paid within ten days of termination);
●	a prorated annual bonus for the year of termination (paid within ten days of termination);
●	two times the sum of the executive’s then-current base salary, plus the highest annual bonus paid or payable to the executive for the two most recently completed fiscal years (paid within 60 days of termination); and
●	the Welfare Benefit.

Each management continuity agreement also provides for a “cutback” to certain minimum payments and benefits so that the payments do not trigger an excise tax. Payment of any severance and other benefits under the agreement is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.

If the executive’s employment is terminated due to their disability or death during the two-year protection period following a Change in Control, we will pay him or her, or their designated beneficiary, as applicable, a lump sum payment in an amount equal to six months of the executive’s then-current base salary, plus the amount of the Welfare Benefit.

Executive Severance Plan

The Executive Severance Plan provides benefits to certain of our executive officers, including our NEOs (other than Mr. Asbury, Mr. Gorman and Ms. Tedesco, as described above), in the event of: (i) the executive’s involuntary termination by us without cause or (ii) the executive’s involuntary termination by us without cause or by the executive for good reason within three years following a Change in Control of the Company; as defined in the Executive Severance Plan and further described below.

Termination Without Cause—No Change in Control. Under the Executive Severance Plan, if a participant is involuntarily terminated by us without cause, and such termination is not in connection with, or occurs more than three years following, a Change in Control of the Company, the executive will receive:

•	a lump sum payment equal to the sum of (i) the executive’s annualized base salary at the time of termination, plus (ii) an amount equal to the executive’s annual incentive bonus paid or payable for the year immediately prior to the termination date, pro-rated for the then-current calendar year through the termination date;
•	a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for 12 months provided in accordance with our guidelines; and
•	any earned but unpaid obligations under any of our other benefit plans (“accrued obligations”).

Termination Following a Change in Control. The Executive Severance Plan also provides certain enhanced post-termination benefits for eligible “Tier 1 Executives” (including each of the participating NEOs) in the case of a termination without cause or for good reason, if such termination occurs within three years following a Change in

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Control of the Company. This enhanced post-termination benefit is provided in a tiered structure to participants in the Executive Severance Plan.

Mr. Ring and Mr. Linderman are identified as “Tier 1 Executives” under the Executive Severance Plan, and would be entitled to receive the following enhanced post-termination benefits in the event of their termination without cause or for good reason within three years of a Change in Control of the Company:

•	a lump sum cash payment equal to two times the sum of (i) the executive’s annualized base salary at the time of termination plus (ii) the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;
•	a lump sum cash payment equal to 24 times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for 12 months provided in accordance with our guidelines; and
•	any accrued obligations.

In the case of a qualifying termination with or without a Change in Control, an executive must execute and not revoke a release of claims and non-solicitation agreement with us to receive any benefits under the Executive Severance Plan (other than the accrued obligations). An executive who is a party to another agreement with us that provides severance or severance-type benefits upon termination of employment is not eligible to participate in the Executive Severance Plan. In addition, no benefits will be paid to the extent they are duplicative of benefits under any other plans or agreements with the Company.

The Board and the Compensation Committee reserve the right to amend, modify or terminate the Executive Severance Plan at any time if they determine that it is necessary or desirable to do so.

Equity Awards

Time-Based Restricted Stock. Under our time-based restricted stock award agreement, all unvested shares of restricted stock will automatically vest if the executive’s employment is terminated (a) due to death or permanent and total disability, (b) when the executive is entitled to severance under an employment agreement or the Executive Severance Plan (each as described above), (c) due to retirement at or after age 65 with the consent of the Compensation Committee, or (d) due to retirement before reaching age 65, if the Compensation Committee, in its sole discretion, waives forfeiture of the unvested shares. In addition, all unvested shares of restricted stock will automatically vest following a Change in Control of the Company (as defined in the AUB SIP) if (i) the award is assumed by the surviving entity and the executive is terminated without cause (as defined in the award agreement or an applicable employment agreement) or for good reason within two years of the Change in Control, or (ii) on the date of the Change in Control, if the surviving entity does not assume or equitably convert the award.

Performance-Based Restricted Stock Units. Under our PSU award agreement, if the executive’s employment is terminated before the payment date (a) due to death or permanent and total disability, (b) when the executive is entitled to severance under an employment agreement or the Executive Severance Plan (each as described above), (c) due to retirement at or after age 65 with the consent of the Compensation Committee, or (d) due to retirement before reaching age 65 (if the Compensation Committee, in its sole discretion, waives forfeiture of the unvested units), then a pro rata portion of the units earned based on the Compensation Committee’s determination of the level of achievement for the performance goal for the entire performance period will vest and be paid on the payment date; provided that in certain instances, the executive complies with or enters into, as applicable, a non-competition agreement. In addition, if there is a Change in Control of the Company (as defined in the award agreement) on or before the end of the performance period, and the executive remains employed until the Change in Control, the target number of units will be deemed earned and will vest and be paid upon the consummation of the Change in Control.

Table Showing Potential Payments upon Termination or Change in Control

The following table shows potential post-employment payments that would be due to our NEOs upon a termination of employment from the Company for various reasons, and payments that would be due to our NEOs upon a change

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in control, in each case assuming that those events occurred on December 31, 2023. If we terminate any NEO’s employment for “cause” or if the executive resigns without “good reason,” then we will have no further obligations to such NEO except for payment of any amounts earned and unpaid as of the effective date of the termination. Accordingly, those events are omitted from the table. In addition, Mr. Ring and Mr. Linderman are not eligible for severance upon their termination for good reason under the Executive Severance Plan before a change in control and, therefore, we have omitted good reason (without change in control) from the table for each of them. At December 31, 2023, Mr. Gorman was the only NEO eligible for retirement (defined as achieving age 65 in our equity award agreements) and, therefore, we have included retirement as a termination event for him within the table. For purposes of the table below, a “qualifying termination” is defined as termination by us without “cause” or termination by the executive for “good reason,” in each case as defined in the applicable agreement or plan.

		BOLI	Value of Accelerated Vesting
Name and Event	Cash(1)	Payment(2)	Restricted Stock(3)	PSUs(4)	Total
John C. Asbury
Termination Events
Without Cause (without Change in Control)	2,726,100	—	1,752,385	797,863	5,276,348
Good Reason (without Change in Control)	2,726,100	—	1,752,385	797,863	5,276,348
Change in Control with Qualifying Termination	4,681,632	—	1,752,385	1,668,599	8,102,616
Failure to Renew Employment Agreement	1,813,050	—	1,752,385	797,863	4,363,298
Death (without Change in Control)	463,050	100,000	1,752,385	797,863	3,113,298
Disability (without Change in Control)	13,086	—	1,752,385	797,863	2,563,334
Death (with Change in Control)	476,100	100,000	1,752,385	797,863	3,126,348
Disability (with Change in Control)	476,100	—	1,752,385	797,863	3,026,348
Change in Control	—	—	—	1,668,599	1,668,599
Robert M. Gorman
Termination Events
Without Cause (without Change in Control)	1,345,831	—	726,196	275,414	2,347,441
Good Reason (without Change in Control)	1,345,831	—	726,196	275,414	2,347,441
Change in Control with Qualifying Termination	2,025,925	—	726,196	567,247	3,319,368
Failure to Renew Employment Agreement	842,939	—	726,196	275,414	1,844,549
Death (without Change in Control)	260,002	300,000	726,196	275,414	1,561,612
Disability (without Change in Control)	17,111	—	726,196	275,414	1,018,721
Death (with Change in Control)	277,113	300,000	726,196	275,414	1,578,723
Disability (with Change in Control)	277,113	—	726,196	275,414	1,278,723
Retirement (at or after age 65)	—	—	726,196	275,414	1,001,610
Change in Control	—	—	—	567,247	567,247
Maria P. Tedesco
Termination Events
Without Cause (without Change in Control)	1,750,160	—	981,647	401,331	3,133,138
Good Reason (without Change in Control)	1,750,160	—	981,647	401,331	3,133,138
Change in Control with Qualifying Termination	2,709,538	—	981,647	814,440	4,505,625
Failure to Renew Employment Agreement	1,111,589	—	981,647	401,331	2,494,567
Death (without Change in Control)	323,226	100,000	981,647	401,331	1,806,204
Disability (without Change in Control)	7,880	—	981,647	401,331	1,390,858
Death (with Change in Control)	331,106	100,000	981,647	401,331	1,814,084
Disability (with Change in Control)	331,106	—	981,647	401,331	1,714,084
Change in Control	—	—	—	814,440	814,440
David V. Ring
Termination Events
Without Cause (without Change in Control)	816,689	—	521,280	192,517	1,530,486
Change in Control with Qualifying Termination	1,621,377	—	521,280	406,142	2,548,799
Death	—	100,000	521,280	192,517	813,797
Disability	—	—	521,280	192,517	713,797
Change in Control	—	—	—	406,142	406,142

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		BOLI	Value of Accelerated Vesting
Name and Event	Cash(1)	Payment(2)	Restricted Stock(3)	PSUs(4)	Total
Matthew L. Linderman
Termination Events
Without Cause (without Change in Control)	756,469	—	245,183	68,439	1,070,091
Change in Control with Qualifying Termination	1,500,937	—	245,183	136,879	1,882,999
Death	—	—	245,183	68,439	313,622
Disability	—	—	245,183	68,439	313,622
Change in Control	—	—	—	136,879	136,879
(1)	Represents amount due under their respective employment agreement, management continuity agreement, and/or our Executive Severance Plan, as applicable, as described above. For the purpose of calculating payments to Mr. Ring and Mr. Linderman for a termination without cause or a change in control with a qualifying termination, we have estimated the value of 12 months of outplacement services to be $12,000.
(2)	This amount represents payment under each executive’s respective BOLI agreement(s).
(3)	This amount represents the market value of unvested time-based restricted stock awards that would vest in connection with each noted termination event, based on the closing price of our common stock on December 29, 2023 of $36.54 per share.
(4)	For each event, other than following a change in control, this amount represents the market value of a pro rata portion of the NEO’s unvested PSUs, based on the closing price of our common stock on December 29, 2023 of $36.54 per share. The pro rata portion of each PSU award is determined by a fraction, the numerator of which is the number of months in the performance period during which the executive was continuously employed by us and the denominator of which is the number of months in the entire performance period. The pro rata portion of the PSUs will vest on the last day of each applicable performance period, based on our actual performance. With respect to the 2021 PSUs for which the performance conditions were met at 89% of target at December 31, 2023, but which remained unvested at year-end, the number of shares included in the PSUs column is based on our actual performance. With respect to all other PSU awards, the number of shares that vest for each NEO, and thus the value reflected in the table, assumes that PSUs are achieved at the “target” performance level. If there is a change in control of the Company (as defined in the agreement) on or before the end of the performance period, and the executive remains employed until the change in control, the target number of PSUs will be deemed earned and will vest and be paid upon the consummation of the change in control. Therefore, for a change in control, this amount represents the market value of the unvested target level of PSUs based on the closing price of our common stock on December 29, 2023 of $36.54 per share.

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CEO COMPENSATION PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information which describes the relationship of the CEO’s annual total compensation to the annual total compensation of a median employee of the Company.

In accordance with SEC rules, we determined a new median employee for 2023.

To identify the median annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	We determined that, as of December 31, 2023, our employee population consisted of approximately 1,857 individuals with all of these individuals located in the United States. This population consisted of all of our full-time and part-time employees.
•	To identify the “median employee” from our employee population, we compared the amount of salary, wages, bonuses, and all other earnings as reported in our payroll records from January 1, 2023 to December 31, 2023.
•	We identified our median employee using this compensation measure, which was consistently applied to all our employees.
•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023, resulting in annual total compensation of $59,337.
•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table.

The comparison of the annual total compensation of the median employee as described above to the annual total compensation of the CEO as reported in the “Total” column of the Summary Compensation Table included herein results in the following:

•	The annual total compensation of the median employee for 2023 was $59,337.
•	The annual total compensation of Mr. Asbury, the CEO, for 2023 was $3,554,480.
•	The ratio of the annual total compensation of the median employee to the CEO is 1:60.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 72

PAY VERSUS PERFORMANCE

The information below describes the relationship between compensation actually paid to our CEO and other NEOs, and certain measures of financial performance, for the four years ended December 31, 2023, in accordance with Item 402(v) of Regulation S-K. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis.

			Average		Value of Initial Fixed $100
			Summary	Average	Investment Based On:			Operating
	Summary		Compensation	Compensation		Peer Group		Return on
	Compensation	Compensation	Table Total	Actually paid	Total	Total		Tangible
	Table Total	Actually Paid	for Non-CEO	to Non-CEO	Shareholder	Shareholder	Net Income(5)	Common
Year	for CEO(1)	to CEO(2)	NEOs(1)	NEOs(3)	Return(4)	Return(4)	(in thousands)	Equity(6)
2023	$3,554,480	$4,019,290	$1,563,768	$1,693,525	$111.76	$115.64	$201,818	17.21%
2022	$3,326,195	$3,391,347	$1,202,480	$1,162,202	$103.35	$116.10	$234,510	16.84%
2021	$3,193,289	$2,828,180	$1,228,964	$1,100,503	$106.14	$124.74	$263,917	18.47%
2020	$2,894,770	$2,504,942	$1,057,012	$951,036	$91.10	$91.29	$158,228	12.49%
(1)	For each year in the above table, John C. Asbury was our CEO. During 2023, our other NEOs consisted of Robert M. Gorman, Maria P. Tedesco, David V. Ring, and Matthew Linderman. For 2022, our other NEO’s were Mr. Gorman, Ms. Tedesco, Mr. Ring, Shawn E. O’Brien and M. Dean Brown. For 2021 and 2020, our other NEOs were Mr. Gorman, Ms. Tedesco, Mr. Ring, and Mr. Brown.
(2)	This column represents the “compensation actually paid” to our CEO for each year, determined by starting with the amount set forth in the Summary Compensation Table (“SCT”) in the column entitled “Total Compensation” for the applicable year and adjusting that amount. Such adjustments for 2023 were as follows:

Adjustments to Determine Compensation “Actually Paid” to our CEO	2023

(Subtracts) amounts reported in the “Stock Awards” column in the SCT	$(1,644,042)

Adds the fair value as of the end of the covered fiscal year of all equity awards granted during such year that are outstanding and unvested as of the end of such year	$1,791,927

Adds the change in fair value (whether positive or negative) as of the end of the covered fiscal year of any equity awards granted in prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$254,609

Adds the change in fair value (whether positive or negative) as of the vesting date of any awards granted in the prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$62,316

Adds the incremental fair value of awards modified during the year	—

Total Adjustments	$464,810

(3)	This column represents the average “compensation actually paid” to our non-CEO NEOs for each year, determined by starting with the amount set forth in the SCT in the column entitled “Total Compensation” for the applicable year (and taking the average of those amounts for the non-CEO NEOs) and adjusting that amount. Such adjustments for 2023 were as follows:

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Adjustments to Determine Compensation “Actually Paid” for non-CEO NEOs	2023

(Subtracts) amounts reported in the “Stock Awards” column in the SCT	$(601,016)

Adds the fair value as of the end of the covered fiscal year of all equity awards granted during such year that are outstanding and unvested as of the end of such year	$643,605

Adds the change in fair value (whether positive or negative) as of the end of the covered fiscal year of any equity awards granted in prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$71,301

Adds the change in fair value (whether positive or negative) as of the vesting date of any awards granted in the prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$15,867

Adds the incremental fair value of awards modified during the year	—

Total Adjustments	$129,757

(4)	These two columns show the total shareholder return, or TSR, assuming $100 was invested on December 31, 2019 in both the Company’s common stock and our selected peer group, the KBW Regional Banking Index, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. The selected peer group and associated TSR is the line-of-business index we used for purposes of Item 201(e) of Regulation S-K.
(5)	This column provides our net income for each year presented.
(6)	This column represents the financial performance measure that we believe is the most important measure (that is not otherwise disclosed in the table) that we use to align compensation actually paid to our NEOs in 2023 with our performance. Operating return on tangible common equity, or operating ROTCE, is a non-GAAP financial measure used in our MIP. For a description of how operating ROTCE is calculated, see “Compensation Discussion and Analysis—Short-Term Incentive Compensation and Discretionary Bonus—Incentive Award Payouts and Discretionary Bonus—Corporate Performance.”

Relationship Between Pay and Performance

The relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other non-CEO NEOs and the performance measures shown in the table above is described in further detail below. As illustrated below, the compensation actually paid to our CEO and the other non-CEO NEOs, as calculated in accordance with the SEC requirements, has generally trended over the full four-year period in line with the performance measures disclosed in the table above. In addition to our financial performance, we also evaluate all elements of our NEO compensation based on qualitative factors and an evaluation of competitive compensation levels with other comparable institutions.

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Relationship Between Our TSR and the Peer Group TSR

The graph below shows the relationship between our TSR and our Peer Group TSR, which is the KBW Regional Banking Index.

Relationship Between Compensation Actually Paid and Our TSR

The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our TSR.

Compensation Actually Paid vs. Company TSR
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Company TSR
$91.10
$106.14
$103.35
$111.76
2020
2021
2022
2023
CEO
Average for Non-CEO NEOs
Company TSR

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    75

Relationship Between Compensation Actually Paid and Our Net Income

The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our net income.

Compensation Actually Paid vs. Net Income
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income (in thousands)
$158,228
$263,917
$234,510
$201,818
2020
2021
2022
2023
CEO
Average for non-CEO NEOs
Net Income

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 76

Relationship Between Compensation Actually Paid and the Our Operating ROTCE

The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our Operating ROTCE.

Compensation Actually Paid vs. Operating ROTCE
Compensation Actually Paid
Operating ROTCE
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
12.49%
18.47%
16.84%
17.21%
2020
2021
2022
2023
CEO
Average for non-CEO NEOs
Operating ROTCE

Tabular List of Financial Performance Measures

We consider the following to be the most important financial performance measures used to link compensation actually paid to our NEOs, for 2023, to Company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the Compensation Discussion and Analysis above.

Performance Measures
Operating ROTCE
Net Operating Income
Operating Efficiency Ratio
Operating ROA
Total Shareholder Return Relative to the KBW Regional Banking Index

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    77

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN CERTAIN TRANSACTIONS

We monitor certain relationships and related party transactions by requiring each director and executive officer to notify our General Counsel in advance of any potential transactions that may be considered a transaction with a related party. We have adopted a formal written Related Party Transaction Policy to ensure compliance with this requirement, NYSE rules, and SEC regulations. The Related Party Transaction Policy and the charter of our Audit Committee require that the Audit Committee approve any related party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and considers, among other factors, whether it is in our best interest to engage in the transaction. In addition, each director and executive officer completes an annual questionnaire where they are expected to disclose any potential transactions with related parties.

Certain of our directors and officers and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, these persons engaged in transactions with us in the ordinary course of business during 2023 and may have additional transactions with us in the future. All loans extended and commitments to lend by the Bank to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of greater than 10% of our common stock are required to file reports with the SEC indicating their holdings of and transactions in our common stock. To our knowledge, these insiders complied with all SEC filing requirements during 2023, except that due to administrative errors at the Company, Mr. Corbin reported one late transaction on one Form 4 and Ms. Williams reported six late transactions on one Form 4, all of which related to acquisitions of phantom stock due to voluntary deferrals of cash compensation under our Deferred Compensation Plan. In addition, a Form 4 reporting one transaction was not timely filed by Mr. O’Brien in 2022, which related to tax withholdings on the vesting of restricted stock. Mr. Wampler also became aware of his failure to file reports on Form 4 to disclose certain phantom stock acquisitions related to voluntary deferrals of cash compensation under our Deferred Compensation Plan, resulting in ten transactions that occurred on separate dates between 2016 and 2018 being reported late on one Form 4, and also relating to approximately 5,075 shares of our common stock that were also acquired pursuant to voluntary deferrals of cash compensation prior to September 1, 2016 that had not previously been reported.

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any matters to be presented for consideration at the annual meeting other than the proposals discussed in this proxy statement. If any other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider director nominees identified by its members, other directors, our executive officers and other persons, including our shareholders. On January 27, 2023, the Board adopted a written policy setting forth the procedures that the Nominating and Corporate Governance Committee will use in considering and evaluating director candidates recommended by shareholders. To be considered by the Nominating and Corporate Governance Committee, any recommendation by a shareholder of a candidate for director must be submitted to the committee, c/o our Corporate Secretary at Atlantic Union Bankshares Corporation,

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 78

4300 Cox Road, Glen Allen, Virginia 23060, by November 1 preceding the annual meeting of shareholders, and must contain the information called for by our Policy on the Consideration and Evaluation of Director Candidates Recommended by Shareholders, which includes all of the following information:

•	the name and address of the shareholder;
•	the number of shares of our stock that are owned beneficially and of record by the shareholder and candidate;
•	a recommendation that identifies the candidate, and provides (a) contact information for the candidate, (b) a detailed résumé for the candidate, and (c) a brief statement of the candidate’s qualifications to serve as a director; and
•	the written consent of the candidate to be considered by the Nominating and Corporate Governance Committee as a potential nominee and to serve as a director, if elected.

Upon the timely receipt of the required documents, the Corporate Secretary will request an autobiographical statement explaining the candidate’s interest in serving as a director, a completed statement regarding conflicts of interest, and a waiver of liability for background checks from the candidate. To assist in the Nominating and Corporate Governance Committee’s evaluation of the candidate, the Corporate Secretary may also request such additional information the Committee deems reasonably necessary to complete its evaluation. Such documents must be received from the candidate prior to December 1 preceding the annual meeting of shareholders for the Nominating and Corporate Governance Committee to evaluate the candidate and consider him or her for nomination at the next annual meeting of shareholders. Our Policy on the Consideration and Evaluation of Director Candidates Recommended by Shareholders is published on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com.

SHAREHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING

In order for a shareholder proposal to be considered for possible inclusion in our 2025 proxy statement, it must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary at the address below on or before November 26, 2024.

If you would like to submit a matter for consideration at our 2025 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for the annual meeting, you must comply with the advance notice and other provisions in our bylaws and it must be received by our Corporate Secretary at the address below no earlier than the close of business on January 7, 2025 and no later than the close of business on February 6, 2025, assuming we do not change the date of our 2025 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2024 annual meeting.

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our bylaws and must include the information required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

All shareholder proposals must be received by our Corporate Secretary at Atlantic Union Bankshares Corporation, 4300 Cox Road, Glen Allen, Virginia 23060 by the applicable dates specified above.

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VOTING AND OTHER INFORMATION

Who may vote at the annual meeting?

Only our common shareholders as of the close of business on March 13, 2024, the “record date,” are entitled to notice of and to vote at the annual meeting. As of the record date, we had 75,374,341 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Holders of our depositary shares, each representing a 1/400th interest in a share of 6.875% perpetual non-cumulative preferred stock, Series A are not entitled to notice of or to vote at the annual meeting.

When and how do I vote my shares?

Shareholders of Record. If you are a shareholder of record, meaning you hold our stock directly, you may vote as follows:

Online Before the Meeting www.envisionreports.com/AUB, or at the website indicated on the materials provided by your broker	By Mail Complete, sign, date, and return your proxy card in the envelope provided
By Telephone Call the telephone number located on the top of your proxy card	Online During the Meeting Attend our annual meeting virtually by logging into the virtual meeting website and vote by following the instructions provided on the website

If you vote online or by telephone before the meeting, your proxy must be received no later than 11:59 p.m., Eastern Time, on May 6, 2024. Regardless of whether you plan to participate in the audio webcast of the meeting, we urge you to either vote online or by telephone before the meeting or sign, date, and return your proxy card. If you participate in the audio webcast, you may continue to have your shares voted as you instructed in a previously delivered proxy.

Beneficial Holders. If you are a beneficial holder, meaning you hold your shares through a bank, broker or other nominee, which is commonly referred to as holding shares in “street name,” your bank, broker or other nominee will provide you with instructions for voting your shares before the annual meeting.

If you are a beneficial owner and wish to vote your shares during the annual meeting, you must register in advance of the annual meeting. To register, you must first obtain a legal proxy from your bank, broker or other nominee, and email the legal proxy to Computershare, our transfer agent, at legalproxy@computershare.com, along with your name and email address and the number of shares of our common stock you held as of the record date. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, May 2, 2024. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the annual meeting.

Participants in Our Employee Stock Ownership Plan. If you participate in our Employee Stock Ownership Plan, or ESOP, and your account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) by internet, telephone, or proxy card for the shares to be voted according to your instructions. The deadline to provide voting instructions for shares held in the ESOP is May 3, 2024, at 3:00 p.m., Eastern time. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares held in the ESOP. If you do not vote your shares held in the ESOP, the Trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the Trustee’s fiduciary duties. You cannot vote your ESOP shares during the annual meeting.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 80

Your voting instructions to the Trustee will be held in strict confidence and will not be revealed to any employee or director of the Company.

What are the requirements to hold the annual meeting?

In order to hold our annual meeting, a quorum representing holders of a majority of our outstanding common stock entitled to vote must be present or represented by proxy at the meeting. We intend to include as present: shares present but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

What is a broker non-vote?

If you are a beneficial holder of shares, meaning you hold your shares in street name, your bank, broker or other nominee may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. When a proposal is not a “routine” matter, the bank, broker or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is a “broker non-vote.”

We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 2, the ratification of the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2024, but not with respect to any of the other proposals to be voted on at the annual meeting. Accordingly, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

What are the votes required to elect each director nominee and to approve the other proposals?

Proposal For Your Vote		Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of directors	Majority of votes cast	No effect	No effect
2.	Ratification of the appointment of our independent registered public accounting firm for 2024	Majority of votes cast	No effect	Brokers have discretion to vote
3.	Approving the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution)	Majority of votes cast	No effect	No effect

Proposal 1—Election of Directors: Our bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. In the event that any nominee does not receive the necessary votes at the annual meeting, he or she must offer his or her resignation promptly pursuant to our Director Resignation Policy. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the offered resignation, or whether to take other action. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.

All valid proxies that we receive will be voted in accordance with the instructions indicated in such proxies. As noted above, if you hold your shares in street name through a bank, broker or other nominee and you do not give

ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT    81

voting instructions, your broker is not permitted to vote your shares on Proposal 1. If no instructions are indicated in an otherwise properly executed proxy, if the merger is completed before our 2024 annual meeting, it will be voted “FOR” each of the 14 director nominees named in this proxy statement. If the merger is not completed before our 2024 annual meeting, votes cast in favor of Ms. Agee and Mr. Shepherd will not be counted and proxies in the form solicited hereby which are returned to us and not revoked will be voted in favor of the 12 other nominees named in this proxy statement unless otherwise instructed by the shareholder.

Other Proposals: Approval of Proposals 2 and 3 require that the votes cast in favor of each such proposal exceed the votes cast against the proposal. As Proposal 3 is an advisory vote, the Board and our Compensation Committee will consider the shareholder vote, but it will not be binding on us Abstentions from voting and broker non-votes (excluding Proposal 2, for which brokers have discretion to vote) are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

All valid proxies that we receive will be voted in accordance with the instructions indicated in such proxies. As noted above, if you hold your shares in street name through a bank, broker or other nominee and you do not give voting instructions, your broker is not permitted to vote your shares on any proposal other than Proposal 2, which is the only routine proposal on the agenda. If no instructions are indicated in an otherwise properly executed proxy, it will be voted “FOR” the ratification of EY as our independent registered public accounting firm for 2024, and “FOR” the Say on Pay resolution.

How can I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy and change your vote at any time before the annual meeting. You may do this by:

•	timely delivering a new valid proxy bearing a later date either by voting online, by telephone or by mail,
•	timely delivering a written notice of revocation to our Corporate Secretary addressed to Atlantic Union Bankshares Corporation, 4300 Cox Road, Glen Allen, Virginia 23060, or
•	attending the annual meeting and voting online during the meeting.

Merely attending the annual meeting will not, by itself, revoke your proxy; you must cast a subsequent vote online during the meeting. Your last valid vote that we receive before or at the annual meeting is the vote that will be counted.

If you are a beneficial holder and you hold your shares in street name through a bank, broker or other nominee and desire to revoke your proxy, you must contact your bank, broker or other nominee in order to revoke your proxy or change your vote.

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ATTENDING OUR ANNUAL MEETING

Why is this year’s annual meeting being held in a virtual-only format?

In support of the convenience of our shareholders and employees, our Board has determined to hold our annual meeting solely by means of remote communication via audio webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings. As with an in-person meeting, you will be able to vote and ask questions during the meeting.

How can I participate in the annual meeting?

This year’s annual meeting will be conducted via audio live webcast. All holders of our common stock are invited to attend our annual meeting.

To attend, vote, and submit questions during our annual meeting, visit https://meetnow.global/MVM7SX6 and enter the control number found on your Notice of Internet Availability or on your proxy card. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode, but you will not be able to vote your shares or otherwise participate in the meeting. If you are a beneficial holder that holds your shares in street name through a bank, broker, or other nominee, you must register in advance of the meeting to vote and ask questions during the meeting. To register, you must first obtain a legal proxy from your bank, broker or other nominee, and email the legal proxy to Computershare, our transfer agent, at legalproxy@computershare.com, along with your name and email address and the number of shares of our common stock you held as of the record date. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, May 2, 2024. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the annual meeting.

The live audio webcast of the meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting 15 minutes before the start time. If you experience technical difficulties, you can use the technical resources available on the virtual meeting website at https://meetnow.global/MVM7SX6 or contact investor.relations@atlanticunionbank.com. If we experience technical issues in convening or hosting the meeting, we will promptly post information on the Investor Relations > Company Info > Annual Reports & Proxy section of our website at www.atlanticunionbank.com, including when the meeting will be reconvened.

Rules of conduct for the annual meeting will be available once you access the meeting webcast.

How can I ask questions?

Shareholders may submit questions either before or during the annual meeting by logging into the annual meeting using your control number and following the instructions to submit a question. We intend to respond to all questions during the meeting that are pertinent to the Company and the meeting matters, as time permits. Questions and responses may be grouped by topic and substantially similar questions may be grouped and responded to once. Shareholder questions related to personal or customer matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting will not be addressed during the meeting.

Will I be able to vote my shares during the annual meeting?

You will be able to vote your shares electronically during the annual meeting, except if you hold shares through our Employee Stock Ownership Plan. If you are a beneficial owner, you must first obtain a legal proxy from your bank, broker or other nominee. See “How can I participate in the annual meeting?” for additional information. Please also see “What are the votes required to elect each director nominee and approve the other proposals?” for additional information on voting. As always, we encourage you to vote your shares before the annual meeting.

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ADDITIONAL INFORMATION

Solicitation of Proxies

We will bear the cost of proxy solicitation. Solicitation is being made by our Board by mail and electronic notice. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. We have also engaged Regan & Associates, Inc. to assist us in the solicitation of proxies for the annual meeting for a fee of approximately $22,500 plus expenses.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that your broker or us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to, or calling, our transfer agent, Computershare, at the address or toll-free number noted below.

Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or, if they are shareholders of record, direct their request to our transfer agent, Computershare, at the address noted below.

If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our transfer agent, Computershare, by calling its toll-free number (866) 641-4276, or writing to them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.

Annual Report to Shareholders

Our 2023 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2023 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2023 Annual Report to Shareholders are available at: www.envisionreports.com/AUB. You may also obtain a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2023, as filed with the SEC (without exhibits), without charge, by sending a written request to: Investor Relations at Atlantic Union Bankshares Corporation, 4300 Cox Road, Glen Allen, Virginia 23060. We will provide copies of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023 upon receipt of a request addressed to Investor Relations at the foregoing address and payment of a reasonable fee.

  ATLANTIC UNION BANKSHARES | 2024 PROXY STATEMENT 84

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - Nancy Howell Agee 04 - Rilla S. Delorier 02 - John C. Asbury 05 - Frank Russell Ellett 03 - Patrick E. Corbin For Against Abstain For Against Abstain For Against Abstain 1UPX 07 - Donald R. Kimble 08 - Patrick J. McCann 06 - Paul Engola 09 - Michelle A. O’Hara 10 – Linda V. Schreiner 11 – Joel R. Shepherd 12 – Ronald L. Tillett 13 – Keith L. Wampler 14 – F. Blair Wimbush Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YMAC + + Proposals — The Board of Directors of Atlantic Union Bankshares Corporation (the “Company”) recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The proposals are as follows: A 1. To elect directors to serve until the 2025 annual meeting of shareholders: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 3. To approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution) For Against Abstain For Against Abstain To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Online Before the Meeting - Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. During the Meeting - Go to www.meetnow.global/MVM7SX6 You may attend the meeting via the Internet and vote during the meeting. Have the information located in the shaded bar below available and follow the instructions. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted online or by phone by ESOP participants must be received by 3:00 p.m., Eastern Time, on May 3, 2024. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUB Annual Meeting of Shareholders to be held May 7, 2024 This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each a "Proxy" and collectively, the "Proxies"), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 7, 2024 or at any postponements or adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The Proxies are further authorized to vote upon such other business as may properly come before the 2024 Annual Meeting of Shareholders and any postponements or adjournments thereof in accordance with the recommendation of the Atlantic Union Bankshares Corporation Board of Directors. (Items to be voted appear on reverse side) Proxy — Atlantic Union Bankshares Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held May 7, 2024. The 2024 Proxy Statement, 2023 Annual Report to Shareholders and Form 10-K and Proxy Card are available at: www.envisionreports.com/AUB The 2024 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation will be held on Tuesday, May 7, 2024, at 10:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/MVM7SX6 To attend the virtual meeting as a shareholder and vote during the meeting, you must have a control number (i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare). Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this proxy include any shares allocated to your account in the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, which includes the employee stock ownership plan (“ESOP”). By signing and returning this proxy or following the instructions for online or telephone voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this proxy, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company.